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As filed with the Securities and Exchange Commission on March 31, 2021

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Rule 14a-12

B&G FOODS, INC.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
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Four Gatehall Drive
Parsippany, NJ 07054

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MAY 18, 2021

To the Stockholders of B&G Foods, Inc.:

        An annual meeting of stockholders of B&G Foods, Inc. will be held on Tuesday, May 18, 2021, at 10:00 a.m. Eastern Time, in a virtual-only format at www.meetingcenter.io/247845970, for the following purposes (which are more fully described in the accompanying proxy statement):

  1.
  to elect nine directors to serve until the next annual meeting of stockholders or until their respective successors have been elected and qualified;

  2.
  to conduct an advisory vote on executive compensation, commonly referred to as a "say on pay" vote;

  3.
  to ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending January 1, 2022 (fiscal 2021); and

  4.
  to transact such other business as may properly come before the annual meeting or any adjournment or postponement of the meeting.

        Due to the COVID-19 pandemic, the annual meeting will be in a virtual-only format conducted online via live audio webcast to provide a safe experience for our stockholders and employees. This format also has the benefit of improving meeting efficiency and reducing costs. Stockholders will be able to listen, vote and submit questions from their home or any location with internet connectivity. Stockholders will not be able to attend the annual meeting in person. Online access to the webcast will open approximately 15 minutes prior to the start of the annual meeting. Please retain the control number included on the proxy card or voting instructions that accompanied your proxy materials as you will need this number to participate in the meeting.

        The board of directors has fixed the close of business on March 22, 2021, as the record date for the determination of stockholders entitled to notice of and to vote at the annual meeting and any adjournment or postponement of the meeting.

        Your vote is important, and you are cordially invited to attend the annual meeting. Whether or not you expect to attend the annual meeting, we encourage you to vote as soon as possible. You may vote by proxy over the Internet or by telephone, or, if you received paper copies of the proxy materials by mail, you can also vote by mail by following the instructions on the proxy card or voting instruction card. Voting over the Internet, by telephone or by written proxy or voting instruction card will ensure your representation at the annual meeting regardless of whether you attend the meeting.

By Order of the Board of Directors,
Scott E. Lerner Secretary
Parsippany, New Jersey March 31, 2021

i

ii

Four Gatehall Drive
Parsippany, NJ 07054

PROXY STATEMENT
FOR AN ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MAY 18, 2021

GENERAL INFORMATION

Why am I receiving these materials?

        This proxy statement is provided to the stockholders of B&G Foods, Inc. ("B&G Foods," "we," or "our company") in connection with the solicitation of proxies by our board of directors to be voted at an annual meeting of stockholders to be held in a virtual-only format at www.meetingcenter.io/247845970, at 10:00 a.m. Eastern Time, on Tuesday, May 18, 2021, and at any adjournment or postponement of the meeting. Online access to the live audio webcast will open approximately 15 minutes prior to the start of the annual meeting. Stockholders will not be able to attend the annual meeting in person. This proxy statement and the related materials are first being distributed or made available to stockholders on or about March 31, 2021. This proxy statement provides information that should be helpful to you in deciding how to vote on the matters to be voted on at the annual meeting.

What items will be voted on at the annual meeting?

        At the annual meeting, the stockholders will consider and vote upon

  •
  the election of nine directors to hold office until the next annual meeting of stockholders (Proposal No. 1);

  •
  an advisory proposal on executive compensation, commonly referred to as a "say on pay" proposal (Proposal No. 2); and

  •
  the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending January 1, 2022 (fiscal 2021) (Proposal No. 3).

What are included in the proxy materials?

        The proxy materials include:

  •
  our proxy statement for the annual meeting of stockholders; and

  •
  our 2020 Annual Report.

If you received a paper copy of these materials by mail, the proxy materials also include a proxy card or a voting instruction card for the annual meeting.

What is a proxy statement? What information is contained in this proxy statement?

        It is a document that Securities and Exchange Commission (SEC) regulations require us to give you when we ask you to sign a proxy card designating proxies to vote on your behalf. The information in this proxy statement relates to the proposals to be voted on at the annual meeting, the voting process, B&G Foods' board of directors and board committees, the compensation of our directors and executive officers for fiscal 2020 and other required information.

What is a proxy?

        It is your legal designation of another person to vote the stock you own. That other person is called a proxy. If you designate someone as your proxy in a written document, that document also is called a proxy or a proxy card. We have designated two of our officers as proxies for the annual meeting. These two officers are Bruce C. Wacha and Scott E. Lerner.

Why did I receive a notice in the mail regarding the Internet availability of the proxy materials instead of a paper copy of the proxy materials?

        We are pleased to be using once again the SEC rule that allows companies to furnish their proxy materials to stockholders over the Internet. As a result, we are mailing to most of our stockholders a notice about the Internet availability of the proxy materials instead of a paper copy of the proxy materials. We believe that this process allows us to provide our stockholders with the information they need in a timelier manner, while reducing the environmental impact and lowering the costs of printing and distributing our proxy materials. All stockholders receiving the notice will have the ability to access the proxy materials over the Internet and request to receive a paper copy of the proxy materials by mail. Instructions on how to access the proxy materials over the Internet or to request a paper copy may be found in the notice. All stockholders who have previously requested paper copies of our proxy materials will continue to receive paper copies by mail.

Why didn't I receive a notice in the mail about the Internet availability of the proxy materials?

        We are providing stockholders who have previously requested to receive paper copies of the proxy materials with paper copies instead of a notice about the Internet availability of the proxy materials.

        In addition, we are providing notice of the availability of the proxy materials by email to those stockholders who have previously elected delivery of the proxy materials electronically. Those stockholders should have received an email containing a link to the website where those materials are available and a link to the proxy voting website.

How can I access the proxy materials over the Internet?

        The notice of annual meeting, proxy statement and annual report are available at https://materials.proxyvote.com/05508R. Instead of receiving future copies of the proxy materials by mail, most beneficial owners can elect to receive an email that will provide electronic links to these documents. Opting to receive your proxy materials online will save us the cost of producing and mailing documents to your home or business, and also will give you an electronic link to the proxy voting site. If you received a notice of the Internet availability of proxy materials, that notice will contain additional instructions on how to view our proxy materials on the Internet.

How may I obtain a paper copy of the proxy materials?

        Stockholders receiving a notice about the Internet availability of the proxy materials will find instructions about how to obtain a paper copy of the proxy materials on that notice. Stockholders receiving notice of the availability of the proxy materials by email will find instructions about how to obtain a paper copy of the proxy materials as part of that email. All stockholders who do not receive a notice or an email will receive a paper copy of the proxy materials by mail.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

        If your shares are registered directly in your name with B&G Foods' registrar and transfer agent, Computershare, you are considered a stockholder of record with respect to those shares.

        If your shares are held in a brokerage account or bank, you are considered the "beneficial owner" of those shares.

Why is the annual meeting being held in a virtual-only format?

        Due to the COVID-19 pandemic the annual meeting will be held in a virtual-only format conducted online via live audio webcast to provide a safe experience for our stockholders and employees. This format also has the benefit of improving meeting efficiency and reducing costs. Stockholders will be able to listen, vote and submit questions from their home or any location with internet connectivity. Stockholders will not be able to attend the annual meeting in person.

How can I participate in the virtual annual meeting?

        The annual meeting will be held in a virtual-only meeting format conducted online via live audio webcast, beginning at 10:00 a.m. Eastern Time, on Tuesday, May 18, 2021. Online access to the webcast will open approximately 15 minutes prior to the start of the annual meeting. Please retain the control number included on the proxy card or voting instructions that accompanied your proxy materials as you will need this number to participate in the meeting. Stockholders will be able to listen, vote and submit questions from their home or any location with internet connectivity. For those unable to attend the annual meeting, a recorded version of the webcast will be made available in the investor relations section of our website for a period of one year after the annual meeting.

Who may attend the annual meeting?

        All stockholders that were our stockholders as of the record date (March 22, 2021), or their authorized representatives, may attend the annual meeting.

        Attending the Annual Meeting as a Stockholder of Record.    If you were a stockholder of record as of March 22, 2021 (i.e.,  you held your shares in your own name as reflected in the records of our transfer agent, Computershare), you can attend the meeting by accessing www.meetingcenter.io/247845970 and entering the 15-digit control number on the Proxy Card or Notice of Availability of Proxy Materials you previously received and the meeting password: BGS2021.

        Registering to Attend the Annual Meeting as a Beneficial Owner.    If you were a beneficial owner of record as of March 22, 2021 (i.e., you held your shares in "street name" in an account at a brokerage firm, bank or other similar agent), you have two options:

  (1)
  Register in Advance of the Annual Meeting.    You will need to obtain a legal proxy from your broker, bank or other agent. Once you have received a legal proxy from your broker, bank or other agent, it should be emailed to our transfer agent, Computershare, at legalproxy@computershare.com and should be labeled "Legal Proxy" in the subject line. Please include proof from your broker, bank or other agent of your legal proxy (e.g., a forwarded email from your broker, bank or other agent with your legal proxy attached or an image of your legal proxy attached to your email). In the alternative, you can mail your proof of your legal proxy to: Computershare, B&G Foods Legal Proxy, PO Box 43001, Providence, RI 02940-3001. Requests for registration as set forth in this option (1) must be received by Computershare no later than 5:00 p.m. ET on Thursday, May 13, 2021. You will then receive a confirmation of your registration, with a control number, by email from Computershare. At the time of the meeting, go to www.meetingcenter.io/247845970 and enter your control number and the meeting password: BGS2021.

  (2)
  Register at the Annual Meeting.    For the 2021 proxy season, an industry solution has been agreed upon to allow beneficial holders to register online at the annual meeting to attend, ask questions and vote. We expect that the vast majority of beneficial holders will be able to fully participate using the control number received with their voting instruction form. Please note, however, that this option is intended to be provided as a convenience to beneficial holders only, and there is no guarantee this option will be available for every type of beneficial holder voting control number. The inability to provide this option to any or all beneficial holders shall in no way impact the validity of the annual meeting. In order to ensure you will be able to attend, ask questions and vote at the annual meeting, you may choose the Register in Advance of the Annual Meeting option.

The online meeting will begin promptly at 10:00 a.m. Eastern Time. We encourage you to access the meeting prior to the start time leaving ample time for the check in. Please follow the registration procedures as outlined in this proxy statement.

        Attending the Annual Meeting as a Guest.    If you would like to enter the meeting as a guest in listen-only mode, click on the "I am a guest" button after entering the Meeting Center at www.meetingcenter.io/247845970 and enter the information requested on the following screen. Please note you will not have the ability to ask questions or vote during the meeting if you participate as a guest.

What if I have technical difficulties or trouble accessing the virtual annual meeting?

        The virtual meeting platform is fully supported across browsers (MS Edge, Firefox, Chrome and Safari) and devices (desktops, laptops, tablets and cell phones) running the most up-to-date version of applicable software and plugins. Participants should ensure that they have a strong WiFi connection wherever they intend to participate in the meeting. We encourage you to access the meeting prior to the start time. A link on the meeting page will provide further assistance should you need it or you may call 1 (888) 724-2416.

How can I ask a question during the virtual annual meeting?

        Stockholders will be able to submit written questions during the virtual annual meeting about the matters in the agenda to be voted on by the stockholders. Questions that comply with the rules of conduct for the annual meeting and are pertinent to meeting matters will be answered during the meeting, subject to time constraints. The rules of conduct may be accessed from the meeting center page. Following the formal business of the annual meeting, we will hold a question and answer session, during which we intend to answer questions from stockholders that are pertinent to the company. Questions from multiple stockholders on the same topic or that are otherwise related may be grouped, summarized and answered together.

Who is entitled to vote at the annual meeting?

        Each holder of record of our common stock at the close of business on March 22, 2021 is entitled to vote at the annual meeting. As of that date, a total of 64,726,192 shares of common stock were outstanding and are eligible to vote at the annual meeting. Each share of our common stock is entitled to one vote per share on all matters with respect to which holders are entitled to vote.

How do I vote?

        Your shares may only be voted at the annual meeting if you attend the meeting or are represented by proxy. Whether or not you plan to attend the annual meeting, we encourage you to vote by proxy to assure that your shares will be represented. Voting by proxy will in no way limit your right to vote at the annual meeting if you later decide to attend the meeting. Beneficial owners, however, may vote at the annual meeting only if they have a legal proxy, as described below.

        Stockholders of Record.    If you are a stockholder of record, you may vote by proxy by completing the enclosed proxy card and mailing it in the postage-paid envelope provided. In the alternative, stockholders of record may vote at the annual meeting by clicking on the "Cast Your Vote" link on the Meeting Center site.

        Beneficial Owners.    If your shares are held in the name of a broker, bank or other nominee, that institution will instruct you as to how your shares may be voted by proxy, including whether telephone or Internet voting options are available.

        If your shares are held in the name of a broker, bank or other nominee, and you would like to vote at the meeting, you must first obtain a proxy, executed in your favor, from the institution that holds your shares and then register to attend the annual meeting. For registration instructions, see "Who may attend the annual meeting—Registering to Attend the Annual Meeting as a Beneficial Owner" above. At the time of the meeting, go to www.meetingcenter.io/247845970 and enter your control number and the meeting password: BGS2021. If you have not already voted your shares in advance, you will be able to vote your shares electronically during the annual meeting.

        Whether or not you plan to attend the annual meeting, we urge you to vote and submit your proxy in advance of the meeting by one of the methods described above.

What can I do if I change my mind after I vote my shares?

        Stockholders of Record.    If you are a stockholder of record, you may revoke your proxy at any time before it is exercised by timely submission of a written revocation to our corporate secretary, submission of a properly executed later-dated proxy, or by voting by clicking on the "Cast Your Vote" link on the Meeting Center site at the annual meeting. Attendance at the annual meeting will not by itself constitute a revocation of a proxy.

        Beneficial Owners.    If your shares are held in the name of a broker, bank or other holder of record, that institution will instruct you as to how your vote may be changed.

If I am a stockholder of record, how will my shares be voted if I sign, date and return my proxy card? What if I do not specify a choice for a matter when returning my signed proxy card?

        All shares entitled to vote that are represented by properly completed proxy cards received prior to the annual meeting and not revoked will be voted at the meeting in accordance with your instructions. If you sign and return a proxy card but do not indicate how your shares should be voted, the shares represented by your properly completed proxy card will be voted:

  •
  FOR each of the director nominees in Proposal No. 1;

  •
  FOR the proposal to approve, on an advisory basis, executive compensation;

  •
  FOR the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for fiscal 2021; and

  •
  in the discretion of the persons named in the proxies as proxy appointees as to any other matter that may properly come before the annual meeting.

What if I am a beneficial owner and do not give voting instructions to my broker?

        As a beneficial owner, in order to ensure your shares are voted in the way you would like, you must provide voting instructions to your bank, broker or other nominee by the deadline provided in the materials you receive from your bank, broker or other nominee. If you do not provide voting instructions to your bank, broker or other nominee, whether your shares can be voted by such bank, broker or nominee depends on the type of item being considered for vote.

        Non-Discretionary Items.    The election of directors and the advisory say on pay vote are non-discretionary items and may not be voted on by brokers, banks or other nominees who have not received specific voting instructions from beneficial owners.

        Discretionary Items.    The ratification of the appointment of KPMG LLP as independent registered public accounting firm is a discretionary item. Generally, brokers, banks and other nominees that do not receive voting instructions from beneficial owners may vote on this proposal in their discretion.

How will votes be counted?

        The presence, in person or by proxy, of the holders of a majority of the issued and outstanding shares of common stock of our company entitled to vote on a particular matter will constitute a quorum for the purpose of considering that matter. Abstentions and broker "non-votes" will be counted as present and entitled to vote for purposes of determining a quorum. A broker "non-vote" occurs when a nominee, such as a bank or broker, holding shares for a beneficial owner, does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner.

        For Proposal No. 1, a nominee for director must receive the affirmative vote of a majority of the votes cast with respect to such nominee by the holders of the shares of common stock voting in person or by proxy at the annual meeting. Likewise, each of Proposal Nos. 2 and 3 require the affirmative vote of a majority of the votes cast by the holders of the shares of common stock voting in person or by proxy at the annual meeting. Abstentions and broker non-votes will not be included in the vote totals and will not affect the outcome of the vote for Proposal Nos. 1 through 3.

Who will count the votes?

        A representative of our transfer agent, Computershare, will tally the vote, and will serve as inspector of the annual meeting.

How are proxies being solicited and who will pay for the solicitation of proxies?

        We will bear the expense of the solicitation of proxies. In addition to the solicitation of proxies by mail, solicitation may be made by our directors, officers and employees by other means, including telephone, over the Internet or in person. No special compensation will be paid to our directors, officers or employees for the solicitation of proxies. To solicit proxies, we will also request the assistance of brokerage houses, banks and other custodians, nominees or fiduciaries, and, upon request, will reimburse such organizations or individuals for their reasonable expenses in forwarding soliciting materials to beneficial owners and in obtaining authorization for the execution of proxies.

Important Notice Regarding the Availability of Proxy Materials for the
Annual Meeting of Stockholders to be held on May 18, 2021

        The Notice of Annual Meeting, Proxy Statement and 2020 Annual Report are available at https://materials.proxyvote.com/05508R.

 CORPORATE GOVERNANCE

Code of Business Conduct and Ethics; Corporate Governance Guidelines; Board Committee Charters

        B&G Foods is committed to conducting every aspect of our business in an ethical, open and honest manner and in full compliance with the law, both in letter and in spirit. Our code of business conduct and ethics applies to all of our employees, officers and directors, including our chief executive officer, our chief financial officer and our chief accounting officer, and lays out guidelines for our employees, officers and directors to follow as they conduct business on behalf of our company. We have also adopted corporate governance guidelines, which, together with our certificate of incorporation, bylaws and board committee charters, form the framework for the corporate governance of B&G Foods.

        The full text of the code of business conduct and ethics as well as our corporate governance guidelines, audit committee charter, compensation committee charter, corporate social responsibility committee charter, nominating and governance committee charter and risk committee charter are available at https://www.bgfoods.com/investor-relations/governance/documents. We intend to disclose any amendment to, or waiver from, a provision of the code of business conduct and ethics that applies to our chief executive officer or chief financial officer in the investor relations section of our web site. Stockholders may request free printed copies of the code of business conduct and ethics, corporate governance guidelines and the board committee charters by writing to: B&G Foods, Inc., Attention: Corporate Secretary, Four Gatehall Drive, Parsippany, NJ 07054 or corporatesecretary@bgfoods.com.

Role of the Board of Directors

        In accordance with the General Corporation Law of the State of Delaware and our certificate of incorporation and our bylaws, our business, property and affairs are managed under the direction of the board of directors. Although our directors are not involved in our day-to-day operating details, they are kept informed of our business through written reports and documents provided to them regularly, as well as by operating, financial and other reports presented by our officers at meetings of the board of directors and committees of the board of directors.

Board Leadership Structure

        Historically, we have separated the roles of chairman of the board of directors and chief executive officer. Separating these roles allows our chief executive officer to focus on the day-to-day management of our business and our chairman, an independent director, to lead the board and focus on providing advice and independent oversight of management. Given the time and effort that is required of each of these positions and our preference to have an independent director lead our board, we currently believe it is best to separate these roles. In March 2014, we amended our corporate governance guidelines to make this separation of roles mandatory.

Meetings of the Board of Directors

        During the fiscal year ended January 2, 2021 (fiscal 2020), the board of directors held eighteen meetings. Each of the directors attended at least 75% of the aggregate of all meetings held by the board of directors and each committee of the board of directors on which he or she served during fiscal 2020, in each case held during the period for which he or she was a director and committee member. Our non-management directors meet regularly (at least quarterly) in executive session of the board without management directors or employees present, and our independent directors meet in executive session at least once annually. The chairman of the board of directors (or, in the chairman's absence or if the chairman is not an independent director, another independent director designated by the non-management directors) presides over executive sessions of the non-management directors and the independent directors.

Communication with the Board of Directors; Director Attendance at Annual Meetings

        Stockholders, employees and all other interested parties may communicate with a member or members or committee of the board of directors by addressing their correspondence to the board member or members or committee c/o Corporate Secretary, B&G Foods, Inc., Four Gatehall Drive, Parsippany, NJ 07054 or by email to corporatesecretary@bgfoods.com. Our corporate secretary will review the correspondence and will determine, in his good faith judgment, which stockholder communications will be relayed to the board of directors, any committee or any director. Our corporate secretary has the authority to discard or disregard any inappropriate communications or to take other appropriate actions with respect to any such inappropriate communications. Subject to the foregoing, mail addressed to "board of directors" or "non-management directors" will be forwarded to the chairman of the board.

        Recognizing that director attendance at our annual meetings can provide our stockholders with a valuable opportunity to communicate with board members about issues affecting our company, we encourage our directors to attend each annual meeting of stockholders. All directors attended the 2020 annual meeting and we anticipate that all directors will attend the 2021 annual meeting.

Director Independence

        In making independence determinations, the board of directors observes all criteria for independence established by the SEC, the New York Stock Exchange and other governing laws and regulations. The board considers all relevant facts and circumstances in making an independence determination. In accordance with our corporate governance guidelines, to be considered independent:

  •
  the director must meet the bright-line independence tests under the listing standards of the New York Stock Exchange; and

  •
  the board must affirmatively determine that the director otherwise has no material relationship with our company either directly or as a partner, shareholder or officer of an organization that has a relationship with our company.

        The board of directors, through its nominating and governance committee, annually reviews all relevant business relationships any director may have with our company. As a result of its annual review, the board has affirmatively determined that each of the following directors meets the independence tests under the listing standards of the New York Stock Exchange and applicable SEC Rules, none of the following directors has a material relationship with the company and, as a result, such directors are independent: Stephen C. Sherrill, DeAnn L. Brunts, Debra Martin Chase, Charles F. Marcy, Robert D. Mills, Dennis M. Mullen, Cheryl M. Palmer and Alfred Poe.

Director Age Limit

        In accordance with our corporate governance guidelines, no director may stand for election to the board after reaching the age of 75.

Committees of the Board of Directors

        The board of directors has five standing committees: an audit committee, a compensation committee, a corporate social responsibility committee, a nominating and governance committee and a risk committee. The following table sets forth the members of each committee and the number of meetings held during fiscal 2020 for each of the board's committees:

	Audit	Compensation	Corporate Social Responsibility	Nominating and Governance	Risk
Number of Meetings:	6	10	1	5	4
Name:
Stephen C. Sherrill		+
DeAnn L. Brunts	Chairperson			☑	☑
Debra Martin Chase			Chairperson	☑
Charles F. Marcy	☑	☑			☑
Robert D. Mills		☑	☑		☑
Dennis M. Mullen	☑			Chairperson
Cheryl M. Palmer		☑		☑	Chairperson
Alfred Poe	☑	Chairperson
David L. Wenner			☑		☑

+
Mr. Sherrill, as independent Chairman of the Board, is an ex-officio non-voting, non-paid member of the compensation committee.

Audit Committee

        The principal duties and responsibilities of our audit committee are as follows:

  •
  to serve as an independent and objective party to monitor our financial reporting process and internal control systems;

  •
  to review and appraise the audit efforts of our independent registered public accounting firm and exercise ultimate authority over the relationship between us and our independent registered public accounting firm; and

  •
  to provide an effective, open avenue of communication among the independent registered public accounting firm, financial and senior management and the board of directors.

        The audit committee has the power to investigate any matter brought to its attention within the scope of its duties. It also has the authority to retain counsel and advisors to fulfill its responsibilities and duties. Each director who serves on the audit committee is independent under the listing standards of the New York Stock Exchange and as that term is used in Section 10A(m)(3) of the Securities Act of 1934, as amended. The board of directors has determined that Ms. Brunts and Messrs. Marcy, Mullen and Poe each qualify as an audit committee financial expert as that term is defined by applicable SEC regulations, and has designated each as an audit committee financial expert.

        The audit committee operates under a written charter adopted by the board of directors. A copy of the charter is available at the investor relations section of our website at https://www.bgfoods.com/

investor-relations/governance. The report of the audit committee begins on page 56 of this proxy statement.

Compensation Committee

        The principal duties and responsibilities of the compensation committee are as follows:

  •
  to discharge the board of directors' responsibilities relating to the compensation of our executive officers and directors; and

  •
  to have overall responsibility for evaluating and approving our executive officer and director compensation plans, policies and programs, as well as any equity-based compensation plans and policies.

        Each director who serves on the compensation committee is independent under the listing standards of the New York Stock Exchange and the Internal Revenue Code of 1986, as amended (which we refer to in this proxy statement as the Internal Revenue Code), with respect to compensation committees. The compensation committee operates under a written charter adopted by the board of directors, a copy of which is available at the investor relations section of our website at https://www.bgfoods.com/investor-relations/governance. The report of the compensation committee is on page 42 of this proxy statement.

Corporate Social Responsibility Committee

        The principal duties and responsibilities of the corporate social responsibility committee are as follows:

  •
  to oversee the development of, and review, assess and discuss, as and when appropriate, with management, our company's policies and practices related to corporate social responsibility, including, our company's (a) diversity, equity and inclusion efforts; (b) environmental and sustainability efforts; (c) philanthropic activities and charitable contributions; and (d) community relations;

  •
  to ensure that our company's business strategy and implementation is consistent with its corporate social responsibility policies and goals, and that corporate social responsibility is an integral aspect of the business strategic planning process; and

  •
  to review and evaluate management's implementation of our company's overall corporate social responsibility strategy, including identification, assessment and monitoring of and response to our company's major corporate social responsibility priorities, policies and goals.

        Established by our board in July 2020, the corporate social responsibility committee operates under a written charter adopted by the board of directors, a copy of which is available at the investor relations section of our website at https://www.bgfoods.com/investor-relations/governance.

Nominating and Governance Committee

        The principal duties and responsibilities of the nominating and governance committee are as follows:

  •
  to assist the board of directors by identifying individuals qualified to become board members and members of board committees, to recommend to the board of directors nominees for the next annual meeting of stockholders, and to recommend to the board of directors nominees for each committee of the board of directors;

  •
  to lead the board of directors in its annual review of the board's and management's performance;

  •
  to monitor our corporate governance structure;

  •
  to aid the board in fulfilling its responsibility for succession planning for our chief executive officer and other executive officers; and

  •
  to periodically review and recommend to the board of directors any proposed changes to the corporate governance guidelines applicable to us.

        Each director who serves on the nominating and governance committee is independent under the listing standards of the New York Stock Exchange with respect to nominating and governance committees. The nominating and governance committee operates under a written charter adopted by the board of directors, a copy of which is available at the investor relations section of our website at https://www.bgfoods.com/investor-relations/governance.

Risk Committee

        The principal duties and responsibilities of the risk committee are as follows:

  •
  to oversee the development of, and review, assess and discuss, as and when appropriate, with management, our company's policies and processes related to enterprise risk assessment, management, reporting and response, including limits and tolerances, risk roles and responsibilities, risk appetite and profile, and risk mitigation decisions;

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  to ensure that our company's business strategy and implementation are consistent with our risk policies, appetite and profile and that risk assessment and review of organizational capabilities are integral aspects of the business strategic planning process;

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  to ensure that our company's acquisition and divestiture strategy and post-transaction integration and transition planning are consistent with our risk policies, appetite and profile, and that risk assessment and review of organizational capabilities are an integral aspects of the acquisition and divestiture process;

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  to review and evaluate management's implementation of our company's risk strategy, including identification, assessment and monitoring of and response to our company's major risks;

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  to review strategic risks and opportunities as identified by our company's strategic risk assessment and other processes, including those resulting from competitive activity; consumer demography and preferences; industry disruption and channel shifts; food safety; litigation; government/legislative activities; macroeconomic and capital market conditions; acquisitions and divestitures; capital market and other financing transactions; crisis management; and information technology, including disaster recovery, cybersecurity and data privacy;

  •
  to review reports prepared by management on selected risk topics as the risk committee deems appropriate from time to time; and

  •
  to, at the request of our company's general counsel or disclosure committee, review our company's disclosures regarding risk in our company's Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other filings with the SEC.

        The risk committee operates under a written charter adopted by the board of directors, a copy of which is available at the investor relations section of our website at https://www.bgfoods.com/investor-relations/governance.

The Board's Role in Risk Oversight

        Management is responsible for the day-to-day risks our company faces. Our board of directors is responsible for:

  •
  ensuring that management has implemented an appropriate system to manage these risks, i.e., to identify, assess, mitigate, monitor, and communicate about these risks; and

  •
  providing effective risk oversight through the board's committee structure and oversight processes.

        Beyond these fundamental responsibilities for risk oversight, our board concentrates on the broader implications of our strategic plans and allows the committees to focus on specific areas of risk. Our directors, through their risk oversight role, attempt to satisfy themselves that the risk management processes designed and implemented by the company's executive officers and other senior managers are consistent with the company's corporate strategy and are functioning as directed.

        The board believes that full and open communication between management and the board of directors is essential for effective risk management and oversight. Our executive officers attend our quarterly board meetings. In addition to making quarterly presentations at such meetings regarding our operations, our executive officers are available to discuss any questions or concerns raised by the board relating to risk management and any other matters.

        While the board is ultimately responsible for risk oversight at our company, our board committees assist the board in fulfilling its oversight responsibilities in certain areas of risk.

        Audit Committee.    In accordance with its charter, the audit committee is required to, among other things, focus on the reasonableness of control processes for identifying and managing key business, financial and regulatory reporting risks. The audit committee is also mandated by its charter to discuss with management our company's major financial risk exposures and the steps management has taken to monitor and control such exposures, including, as required by the New York Stock Exchange, our risk assessment and risk management policies. The audit committee monitors our company's credit risk, liquidity risk, regulatory risk, operational risk and enterprise risk by regular reviews with management, external auditors and the firm that is responsible for our company's internal audit function.

        Compensation Committee.    The compensation committee assists the board in fulfilling its oversight responsibilities with respect to the evaluation and management of risks arising from our compensation policies and programs. As a result of its evaluation, the compensation committee has concluded that the risks arising from our compensation policies and practices are not reasonably likely to have a material adverse effect on our company.

        Corporate Social Responsibility Committee.    The corporate social responsibility committee assists the board in fulfilling its oversight responsibilities with respect to the evaluation and management of risks associated with social and public policy matters that may affect the company's business, strategy, operations or reputation, including, risks relating to our diversity, equity and inclusion efforts; environmental and sustainability efforts; philanthropic activities and charitable contributions; and community relations.

        Nominating and Governance Committee.    The nominating and governance committee assists the board in fulfilling its oversight responsibilities with respect to the management of risks associated with corporate governance, including board structure, size, membership and succession planning for our directors and executive officers.

        Risk Committee.    The risk committee assists the board in fulfilling its oversight responsibilities with respect to risk as described above under "Committees of the Board of Directors—Risk Committee."

Director Nominations

        The nominating and governance committee will consider recommendations for directorships submitted by our stockholders. Stockholders who wish the nominating and governance committee to consider their recommendations for nominees for the position of director should submit their recommendations, in accordance with the procedures set forth in our bylaws, in writing to: Corporate Secretary, B&G Foods, Inc., Four Gatehall Drive, Parsippany, NJ 07054. In order to be considered for inclusion in the proxy statement and form of proxy for the annual meeting of stockholders to be held in 2022, the stockholder's notice must be received by our company not less than 120 days nor more than 150 days before the first anniversary of the date of this proxy statement.

        For nominations, such stockholder's notice shall set forth: (1) as to each person whom the stockholder proposes to nominate for election as a director, (A) the name, age, business address and residential address of such person, (B) the principal occupation or employment of such person, (C) a statement of the particular experience, qualifications, attributes or skills of the proposed nominee, (D) the number of shares of stock of our company that are beneficially owned by such person, (E) any other information relating to such person that is required to be disclosed in solicitations of proxies for election of directors or is otherwise required by the rules and regulations of the SEC promulgated under the Securities Exchange Act of 1934, as amended and (F) the written consent of the nominee to be named in the proxy statement as a nominee and to serve as a director if elected and (2) as to the stockholder giving the notice, (A) the name, and business address and residential address, as they appear on our stock transfer books, of the nominating stockholder, (B) a representation that the nominating stockholder is a stockholder of record and intends to attend in person or by proxy the annual meeting to nominate the person or persons specified in the notice, (C) the class and number of shares of stock of our company beneficially owned by the nominating stockholder and (D) a description of all arrangements or understandings between the nominating stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the nominating stockholder.

        In its assessment of each potential candidate, the nominating and governance committee will review the nominee's professional ethics, integrity and values, judgment, experience, independence, diversity, commitment to representing the long-term interests of the stockholders, understanding of our company's industry or other related industries and such other factors the nominating and governance committee determines are pertinent in light of the current needs of the board of directors.

        Nominees may also be recommended by directors, members of management, or, in some cases, by a third party firm. In identifying and considering candidates for nomination to the board, the nominating and governance committee considers, in addition to the requirements described above and set out in its charter, quality of experience, our needs and the range of knowledge, experience and diversity represented on the board. Each director candidate will be evaluated by the nominating and governance committee based on the same criteria and in the same manner, regardless of whether the candidate was recommended by a company stockholder or by others.

        The board believes that while diversity and variety of experiences and viewpoints represented on the board should always be considered, a director nominee should not be chosen nor excluded solely or largely because of race, color, religion, disability, age, gender, national origin or sexual orientation or identity. While, the board of directors does not have a formal policy on board diversity as it relates to the selection of nominees for the board, our nominating and governance committee is working together with our newly established corporate social responsibility committee to ensure that our director section process is consistent with our diversity, equity and inclusion efforts and objectives.

        In selecting a director nominee, the nominating and governance committee focuses on skills, viewpoints, expertise or background that would complement the existing board. The nominating and governance committee seeks to identify candidates representing diverse backgrounds and diverse experience at policy-making levels in business, management, marketing, finance, human resources, communications and other areas that are relevant to our activities. Decisions by the board regarding director nominees and continued service of directors are made based on expected contributions to the board in furtherance of the interests of shareholders, and not based on race, color, gender or other demographic, orientation or identity.

        The nominating and governance committee will also take into account the ability of a director to devote the time and effort necessary to fulfill his or her responsibilities to our company. In the case of a recommendation submitted by a stockholder, after full consideration, the stockholder proponent will be notified of the decision of the nominating and governance committee.

        The nominating and governance committee will conduct the appropriate and necessary inquiries with respect to the backgrounds and qualifications of all director nominees. The nominating and governance committee will also review the independence of each candidate and other qualifications of all director candidates, as well as consider questions of possible conflicts of interest between director nominees and our company. After the nominating and governance committee has completed its review of a nominee's qualifications and conducted the appropriate inquiries, the nominating and governance committee will make a determination whether to recommend the nominee for approval by the board of directors. If the nominating and governance committee decides to recommend the director nominee for nomination by the board of directors and such recommendation is accepted by the board, the form of our proxy solicitation will include the name of the director nominee.

Director Compensation

        Employee directors do not receive any separate compensation for their board activities. Each of our non-employee directors receives an annual fee payable in cash or, at the director's election, stock options issued under our Omnibus Plan. In addition, to ensure that our non-employee directors have an ownership interest aligned with our stockholders, each non-employee director also receives an annual grant of shares of our common stock issued under our Omnibus Plan. Members of our board committees receive an additional annual fee for each committee on which they serve. Our directors are entitled to reimbursement of their reasonable out-of-pocket expenses in connection with their travel to and attendance at meetings of the board of directors or board committees.

        Based upon recommendations from the compensation committee, the board did not implement any changes to board compensation for the period from June 2020 to May 2021 and has decided not to implement any changes to board compensation for the period from June 2021 to May 2022. The compensation committee made such recommendations after reviewing director compensation surveys. A summary of our director compensation program is summarized in the table below:

Compensation Element	2021/2022 Compensation
	(June 2021 - May 2022)(1)

General Board Service—Cash(2)
Annual Fee—Chair	$165,000
Annual Fee—Other Members	$75,000

General Board Service—Equity
Grant date fair value of shares of common stock granted annually	$130,000
Number of shares	Determined based on the closing stock price on the first business day of the calendar month immediately following the annual meeting of stockholders. Shares are issued on that day.
Vesting schedule	Shares vest immediately upon grant.

Committee Service—Cash
	Audit Committee	Compensation Committee	Corporate Social Responsibility Committee	Nominating & Governance Committee	Risk Committee
Annual Fee—Chair	$25,000	$20,000	$20,000	$20,000	$20,000
Annual Fee—Other Members	$15,000	$15,000	$15,000	$15,000	$15,000

(1)
For ease of administration the board service payment calendar runs from June through May. However, the June through May board service payments include compensation for services rendered upon election or re-election to the board at the annual meeting of stockholders in late May until the next annual meeting of stockholders the following May.

(2)
The annual board service fee (or any portion thereof), currently payable to the Chairman of the Board and each of the other non-employee directors in cash, may at each non-employee director's option, be paid in cash or an equivalent amount of options, provided that such election is made by continuing directors not later than December 31st of the calendar year prior to the payment of such annual board service fee and by newly elected directors not later than two days after such newly elected director's election to the board.

        During fiscal 2020, our non-employee directors received the following compensation:

Name	Fees Earned or Paid in Cash	Stock Awards(3)	Option Awards(4)	Non-Equity Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation	Total
Stephen C. Sherrill	$80,000	$129,986	$99,999	—	—	—	$309,986
DeAnn L. Brunts	$130,000	$129,986	—	—	—	—	$259,986
Debra M. Chase(1)	$72,917	$108,322	—	—	—	—	$181,239
Charles F. Marcy	$120,000	$129,986	—	—	—	—	$249,986
Robert D. Mills	$117,500	$129,986	—	—	—	—	$247,486
Dennis M. Mullen.	$110,000	$129,986	—	—	—	—	$239,986
Cheryl M. Palmer	$125,000	$129,986	—	—	—	—	$254,986
Alfred Poe	$110,000	$129,986	—	—	—	—	$239,986
David L. Wenner(2)	$83,750	$129,986	—	—	—	—	$213,736

(1)
Ms. Chase joined our board of directors on July 15, 2020.

(2)
Mr. Wenner was appointed Interim President and Chief Executive Officer on November 15, 2020. Mr. Wenner is not receiving compensation for his services as a director during his tenure as Interim President and Chief Executive Officer.

(3)
The "Stock Awards" column shows the aggregate grant date fair value of stock awards computed in accordance with FASB ASC Topic 718. On June 1, 2020, each non-employee director received 5,378 shares of our common stock for his or her annual equity grant. On July 15, 2020, Ms. Chase received 4,268 shares of our common stock, representing a pro rata portion of the annual non-employee director equity grant for the June 2020 to May 2021 board service payment year.

(4)
The "Option Awards" column shows the aggregate grant date fair value of stock options computed in accordance with FASB ASC Topic 718. These amounts do not necessarily represent the actual value realized by each director. The stock option values were calculated using the Black-Scholes option pricing model. For discussion of the assumptions used in these valuations, see Note 15 of the notes to our consolidated financial statements in our 2020 annual report.

Each of our non-employee directors is given the option to receive all or a portion of his or her annual board service fee in cash or an equivalent amount of stock options. Prior to December 31, 2019, Mr. Sherrill elected to receive $100,000 of his $165,000 annual board service fee in stock options. On June 1, 2020, Mr. Sherrill received 22,193 stock options at an exercise price of $24.17 per share. The stock options vest in their entirety on June 1, 2021.

        Non-Employee Director Stock Ownership Guidelines.    In February 2012, our board of directors adopted stock ownership guidelines for our non-employee directors to further align the interests of our non-employee directors with the interests of our stockholders. As originally adopted, each non-employee director was required to own our common stock in an amount equal to three times his or her annual cash board service fee. During the fourth quarter of 2018, our board of directors increased that requirement to an amount equal to four times each non-employee director's annual cash board service fee. Non-employee directors are required to achieve the relevant ownership threshold within five years after first becoming subject to the guidelines. If there is a significant decline in our stock price that causes a non-employee director's holdings to fall below the applicable threshold, the director will not be required to purchase additional shares to meet the threshold, but such director may not sell or transfer any shares until the threshold has again been achieved. Our nominating and governance committee plans to review these guidelines on an annual basis.

OUR PEOPLE, OUR CULTURE AND OUR CORE VALUES

Our People

        As of January 2, 2021, our workforce consisted of 3,207 employees. Of that total, 2,840 employees were engaged in manufacturing, 138 were engaged in marketing and sales, 135 were engaged in warehouse and distribution and 94 were engaged in administration. Approximately 66.0% of our employees, located at seven facilities in the United States and one facility in Mexico, are covered by collective bargaining agreements. For more information about our people and our human capital management, please see pages 12 to 14 of our 2020 Annual Report.

Our Culture

        We love food and bringing our family of brands to our consumers and their families. We have fire in our bellies, are energized by new challenges and pursue excellence in everything we do. We believe in teamwork, have a common desire to be part of something big, and share a commitment to stay humble even as we continue to grow.

Our Core Values

        At B&G Foods, we're committed to providing quality products and observing high ethical standards in the conduct of our business. Together with our predecessors, we have been doing so since the 1800s.

        Our core values—passion; food safety and quality; integrity and accountability; customer and consumer focus; safety and health at work; collaboration; and empowerment—have been critical to our success.

Compliance and Ethics

        Our Code of Business Conduct and Ethics, referred to as our Code, serves as a guide for all directors, officers, employees and representatives of B&G Foods in our daily interactions with our customers, consumers, stockholders, regulatory agencies, supply chain partners and fellow employees. We provide annual and periodic training and educational materials to our employees on our Code, raising and resolving ethical issues, ethical decision making and on various other compliance and ethics topics.

CORPORATE SOCIAL RESPONSIBILITY

        At B&G Foods, we're also passionate about supporting our employees and giving back to the communities where we live and work. As discussed earlier in this proxy statement, during 2020 our board of directors established a board-level corporate social responsibility committee to demonstrate our commitment to corporate social responsibility and to oversee our efforts.

        We plan to continue to enhance our public disclosures regarding the steps we have been taking over the years to enhance our corporate social responsibility efforts and to minimize our impact on the environment, including our sustainability goals and the progress we have been making to achieve those goals. See "—Additional Information" below. Following is a brief overview of our approach to certain key corporate social responsibility topics.

Diversity, Equity and Inclusion (DEI)

        We seek people with diverse backgrounds and talents, and believe different perspectives achieve strong results. As of the end of fiscal 2020, approximately 53% of our corporate employees were women and approximately 20% were minorities. Of our manufacturing, warehouse and distribution employees, approximately 29% were women and approximately 32% were minorities. Approximately 31% of our corporate leadership employees (director-level and above) were women and approximately 10% were minorities. Approximately 26% of our manufacturing, warehouse and distribution leadership employees were women and approximately 20% were minorities.

        We have significantly increased our focus on DEI and are committed to achieving measurable improvements in results. As such, we have recently undertaken several DEI actions and initiatives, including:

        In July 2020, our board of directors formed a corporate social responsibility committee that has been tasked with, among other things, oversight responsibility for our DEI efforts. Additionally, in January 2021, we formed a DEI council. The DEI Council consists of a cross-section of employees with different professional and personal backgrounds and experiences. The primary purpose of the DEI council is to provide input and guidance regarding our company's DEI goals, strategy, metrics, initiatives, approach and communications and to partner with our company's executive leadership team, human resources department and other employees to plan and implement DEI-related initiatives.

        In January 2021, we hired a third-party DEI consultant to help us further develop our DEI strategy and priorities, educate and increase our self-awareness, assess our internal demographics and work practices, and provide guidance to our board of directors, corporate social responsibility committee, DEI council and management as we continue to make progress on our DEI efforts.

        We are also working on DEI efforts in our supply chain. We are encouraging our business leaders to work closely with our procurement team to identify diverse suppliers so that they are provided with meaningful opportunities to compete for our business and so that we can expand our outreach and support to small- and large-scale suppliers from underrepresented communities.

Discrimination and Harassment

        As set forth in our Code and our discrimination and harassment policy, we have a zero-tolerance policy on discrimination and harassment and have several methods under which employees can report incidents, including an online and telephone hotline through which employees can report any discrimination and harassment or any other compliance and ethics concerns confidentially or anonymously and without fear of reprisal.

Human Rights

        Consistent with the requirements of our Code, our core values and our human rights policy, we respect the personal dignity and individual worth of every human being. At B&G Foods, it is the responsibility of each of our employees to maintain a work culture that supports human rights. Likewise, in establishing and maintaining relationships with our supply chain partners and other business partners, we expect the same commitment to high ethical standards and compliance with applicable laws, including those relating to human rights. We are committed to compliance with all applicable laws and regulations with respect to human rights, and our respect for the protection and preservation of human rights is guided by the principles set forth in the United Nations Universal Declaration of Human Rights. We have and will continue to communicate to our employees, supply chain partners and other stakeholders our commitment to human rights through our Code, our supplier code of conduct and our human rights policy.

Safety & Health at Work

        We are committed to ensuring the health and safety of our employees and expect the same from our supply chain partners. We are committed to preventing accidents, injuries and illnesses related to the workplace. In January 2021, we adopted a new environmental, health and safety policy that, among other things, provides that we hold our leadership accountable for providing and maintaining safe and healthful working conditions; insist that no manufacturing facility, warehouse, office, or department will be considered properly managed regardless of its proficiency in other areas unless it maintains a safe and healthful work environment; and mandating that safety is a condition of employment and holding every employee accountable for following all prescribed work safety practices and procedures. To promote safety and health at work, we provide monthly safety and health training and assessments as well as annual internal and third-party safety and health audits.

Responsible Sourcing

        We also believe that a strong relationship with our suppliers, one that is ethical, honest and transparent, is consistent with our core values and is essential to ensuring our company's success. Accordingly, we adopted a new supplier code of conduct in 2019 to communicate the expectations we have of our suppliers and to ensure that the suppliers we do business with adhere to the highest standards of ethics, integrity and compliance with the law. For purposes of our supplier code of conduct, "suppliers" include all suppliers, vendors, contractors, consultants, agents and other providers of goods or services to B&G Foods or any of our subsidiaries anywhere in the world. A copy of our supplier code of conduct is available at https://www.bgfoods.com/about/responsibility.

Environmental Sustainability

        As part of our commitment to being a good corporate citizen, we consider environmental sustainability to be an important strategic focus area. For instance, our manufacturing operations have a variety of initiatives in place to reduce energy usage, conserve water, improve wastewater management, reduce packaging and where possible use recycled and recyclable packaging. We continue to evaluate and modify our manufacturing and other processes on an ongoing basis to mitigate risk and further reduce our impact on the environment, conserve water and reduce waste.

Additional Information

        For more information about some of our key corporate social responsibility environmental sustainability initiatives, including initiatives relating to zero waste, water conservation, reforestation, energy reduction, animal welfare and community support, please see https://www.bgfoods.com/about/responsibility. Copies of our Code, our supplier code of conduct, our human rights policy, our environmental, health and safety policy and our water stewardship policy, are also available at https://www.bgfoods.com/about/responsibility. The information contained on our website is not part of, and is not incorporated in, this or any other report we file with or furnish to the SEC.

PROPOSAL NO. 1—ELECTION OF DIRECTORS

Introduction

        Our company's bylaws provide for the annual election of directors. Upon the recommendation of our nominating and governance committee, our board of directors has nominated for re-election each of our current directors.

        At the annual meeting, the nine nominees for director are to be elected to hold office until the next annual meeting of stockholders and until their successors have been elected and qualified. Each of the nominees has consented to serve as a director if elected. If any of the nominees shall become unable or unwilling to stand for election as a director (an event not now anticipated by the board of directors), proxies will be voted for such substitute as designated by the board of directors.

Director Nominees

        For each of the nine director nominees standing for election, the following sets forth certain biographical information, including a description of their business experience during at least the past five years and the specific experience, qualifications, attributes or skills that qualify them to serve as directors of B&G Foods and/or members of the board committees on which they serve. For further information, about how director nominees are selected, see "Corporate Governance—Director Nominations" above.

Stephen C. Sherrill, 67, Chairman of the Board of Directors:    Stephen Sherrill has been a director since B&G Foods' formation in 1996 and has been Chairman since 2005. Mr. Sherrill is a founder and has been a Managing Director of Bruckmann, Rosser, Sherrill & Co., Inc. (BRS) since its formation in 1995. BRS was the controlling stockholder of B&G Foods from its formation in 1996 until its initial public offering in 2004. Mr. Sherrill was an officer of Citicorp Venture Capital from 1983 until 1994. Prior to that, he was an associate at the New York law firm of Paul, Weiss, Rifkind, Wharton & Garrison. Mr. Sherrill currently serves as a director of BRS Outdoor Holdings LLC (the owner of the Gamo and Daisy airgun brands) and Organika Health Products Inc. Mr. Sherrill has previously served as a director of, among others, Royal Robbins, Inc., Ruth's Chris Steak House, Inc., Remington Arms Company, Inc., Reliance Electric Company and Zatarain's Brands Inc.

        Mr. Sherrill has many years of experience as a private equity investor and has served on the boards of directors of many public and private companies. Mr. Sherrill's expertise regarding mergers and acquisitions and debt and equity financing allows him to provide invaluable guidance to our board of directors and executive management regarding these matters. This has been and continues to be very important to B&G Foods because we have implemented, and intend to continue to implement, our growth strategy in part through the acquisition of complementary brands. In addition, as a private equity investor, Mr. Sherrill has provided strategic guidance and business and financial oversight (including evaluation of senior management and their compensation) for many private and public companies.

DeAnn L. Brunts, 59, Director:    DeAnn Brunts has been a director since May 2015. Since 1999, Ms. Brunts has served as the chief financial officer and executive officer of a number of businesses both private and public. Ms. Brunts is currently the chief financial officer and a member of the board of directors of Benson Hill Inc., serving as such since January 2021 and November 2020, respectively. During 2020, she provided financial, accounting, capital structure and leadership consulting services to private equity backed companies. She served for three years commencing January 2017 as chief financial officer of Solaray, LLC, a privately held full service category management and merchandising services provider of general merchandise to a variety of retailers, including over 40,000 convenience stores. Ms. Brunts also served as the chief financial officer of Transworld Systems, Inc., a privately held debt collection agency, from 2015 to 2016, Maverik, Inc., a privately held convenience/gas/fresh food store chain, from 2012 to 2014, Rocky Mountain Foods, Inc., a privately held food manufacturer and distributor, from 2011 to 2012 and Merlin-International, a privately held information technology company, in 2010. Prior to that, Ms. Brunts served in several roles at Tatum LLC, a privately held executive and consulting services company specializing in finance, accounting and technology services, from 2006 to 2009, most recently as the central region managing partner of Tatum. Ms. Brunts also held various positions at PricewaterhouseCoopers from 1985 to 1999, including transaction services and audit partner. Ms. Brunts previously served as chair of the audit committee of the Women's Foundation of Colorado and as a director and audit committee chair for Springboard to Learning. She is currently a director of SRP Companies Canada, a privately held direct store distribution company.

        Ms. Brunts has extensive experience in financial and accounting matters, including private and public company reporting, having served as chief financial officer of several private companies and as an audit partner and mergers and acquisitions advisor at PricewaterhouseCoopers for several private and public companies, including several in the food and consumer packaged goods industries. Ms. Brunts also brings key senior management, leadership, financial and strategic planning experience to our board of directors.

Debra Martin Chase, 64, Director:    Debra Martin Chase has been a director since July 2020. Ms. Chase, an Emmy-nominated and Peabody Award-winning television and motion picture producer, is an entertainment industry icon and trailblazer as the first African American female producer ever to have a production deal at a major studio, and the first African American woman to produce a film that grossed over $100 million. To date, her films have grossed over a half billion dollars. Ms. Chase is the founder and has been serving as Chief Executive Officer of Martin Chase Productions since its formation in 2000. Prior to forming Martin Chase Productions, Ms. Chase served as Executive Vice President of Brown House Productions, the late Whitney Houston's production company, from 1995 to 2000, and Vice President of Mundy Lane Entertainment, Denzel Washington's production company, from 1992 to 1995. Before that, Ms. Chase served as an in-house attorney and then in the executive training program at Columbia Pictures. Prior to entering the entertainment industry, Ms. Chase practiced corporate law in New York and Houston.

        Ms. Chase serves on the boards of the New York City Ballet, where she chairs the diversity and inclusion committee, and the Second Stage Theatre in Manhattan, where she chairs the artistic committee. She is a member of the Academy of Motion Picture Arts and Sciences, the Academy of Television Arts and Sciences, and the advisory boards of the African American Film Critics' Association and The Mayor's Fund of New York City. She is also a long-serving co-chair of the Athena Film Festival in New York City, one of the largest film festivals in the United States dedicated to films by and about women.

        Ms. Chase has many years of experience as a business executive in the entertainment industry. Ms. Chase brings key leadership, business and legal skills to our board of directors. Ms. Chase has extensive experience promoting diversity, inclusion and philanthropic efforts as a television and motion picture producer and as chair of the diversity and inclusion committee at the New York City Ballet. Ms. Chase's business experience and philanthropic interests enable her to provide the board with fresh ideas and valuable perspectives.

Charles F. Marcy, 70, Director:    Charles "Chuck" F. Marcy has been a director since 2010. Since 2015, Mr. Marcy has been a principal with Chuck Marcy Consulting, specializing in strategic and marketing consulting to companies in the natural and organic products businesses. From May 2013 through March 2015, Mr. Marcy served as the Chief Executive Officer of Turtle Mountain LLC, the owner of the So Delicious Dairy Free brand. Since December 2013, Mr. Marcy has been a member of the board of directors, and currently serves as a member of the nominating and governance committee and as chairman of the compensation committee, of Farmer Bros. Co. (NASDAQ: FARM). Since January 2017, Mr. Marcy has been a member of the board of directors, and currently serves as chairman of the board and a member of the compensation committee, of Teton Waters Ranch LLC. Since January 2018, Mr. Marcy has been a member of the board of directors of Maple Hill Creamery, LLC. From 2010 until 2013, Mr. Marcy was a principal with Marcy & Partners, Inc., where he provided strategic planning and acquisition consulting to companies with a consumer focus. Mr. Marcy served as President and Chief Executive Officer and a member of the Board of Directors of Healthy Food Holdings (HFH), a holding company for branded "better-for-you" foods from 2005 through April 2010. Under Mr. Marcy's guidance, HFH's portfolio included Breyers Yogurt, YoCrunch Yogurt and Van's International Foods. Previously, Mr. Marcy served as President, Chief Executive Officer and a Director of Horizon Organic Holdings, then a publicly traded company listed on the NASDAQ with a leading market position in the organic food business in the United States and the United Kingdom, from 1999 to 2004. Mr. Marcy also previously served as President and Chief Executive Officer of the Sealright Corporation, a manufacturer of dairy packaging and packaging systems, from 1995 to 1998, then a publicly traded company listed on the NASDAQ. From 1993 to 1995, Mr. Marcy was President of the Golden Grain Company, a subsidiary of Quaker Oats Company and maker of the Near East brand of all-natural grain-based food products. From 1991 to 1993, Mr. Marcy was President of National Dairy Products Corp., the dairy division of Kraft General Foods. From 1974 to 1991, Mr. Marcy held various senior marketing and strategic planning roles with Sara Lee Corporation and General Foods.

        Mr. Marcy has many years of experience as a chief executive officer and senior executive officer in the food industry. Mr. Marcy brings key senior management, leadership, financial and strategic planning, corporate governance and public company executive compensation experience to our board of directors. Mr. Marcy also has a strong background in packaged foods marketing and has significant experience with organic foods.

Robert D. Mills, 48, Director.    Robert Mills has been a director since March 2018. Since 2005, Mr. Mills has served as a senior technology and digital executive for a number of public companies. Mr. Mills currently serves as Executive Vice President, Chief Technology, Digital Commerce and Strategy Officer for Tractor Supply Company (NASDAQ: TSCO), a position he has held since August 2018. . In his current role at Tractor Supply Company, Mr. Mills is responsible for setting the technology direction for the entire company including cybersecurity and privacy practices, providing leadership for all digital operations and facilitating the long term strategic direction, which includes M&A activity for the organization. Mr. Mills served as Senior Vice President, Chief Information and Strategy Officer of Tractor Supply Company from 2014 to August 2018. Prior to that, Mr. Mills was the chief information officer of Ulta Beauty Inc. (NASDAQ: ULTA) from 2011 to 2014 and vice president, online chief information officer of Sears Holding Corp. (NASDAQ: SHLD) from 2005 to 2011. He is the Chairman Emeritus for the National Retail Federation Chief Information Council since 2020.

        Mr. Mills has many years of experience as a senior information technology executive. Mr. Mills brings key senior management, leadership, information technology, cybersecurity, digital operations and strategic planning experience to our board of directors.

Dennis M. Mullen, 67, Director:    Dennis Mullen has been a director since 2006. Mr. Mullen is a founder and has been a partner with The Mullen Group, LLC since its formation in 2011. The Mullen Group provides strategic advice regarding economic development and government and community relations. Prior to that, Mr. Mullen served as Chairman, President and Chief Executive Officer of Empire State Development Corporation from June 2009 through February 2011, where he oversaw the statewide operations of New York State's primary economic development agency. During that time he also served as a Commissioner of New York State's Department of Economic Development. From September 2008 to June 2009, Mr. Mullen served as Upstate President of the Empire State Development Corporation, where he oversaw the upstate operations of the agency. From 2005 through August 2008, Mr. Mullen served as President and Chief Executive Officer of Greater Rochester Enterprise, an economic development company. Prior to that, Mr. Mullen was President and Chief Executive Officer of Birds Eye Foods, Inc., a leading manufacturer and marketer of frozen vegetables, and a major processor of other food products, from 1998 to 2005. Mr. Mullen also was a director of Birds Eye Foods from 1996 to 2005, serving as Chairman of the Board from 2002 to 2005. Prior to that, Mr. Mullen held various other leadership positions with Birds Eye Foods and related entities. Prior to employment with Birds Eye Foods, Mr. Mullen was President and Chief Executive Officer of Globe Products Company, Inc. Mr. Mullen currently serves on the board of directors of Foster Farms, a leading poultry producer in the Western United States. He formerly served on the board of directors of the Grocery Manufacturers Association.

        Mr. Mullen has many years of experience as a chief executive officer and senior executive officer in the food industry. Mr. Mullen brings key senior management, leadership, financial and strategic planning, corporate governance and public company executive compensation experience to our board of directors.

Cheryl M. Palmer, 63, Director:    Cheryl Palmer has been a director since 2010. Ms. Palmer is a founder and has been the President of Strawberry Hill Associates, LLC, a strategic consulting firm that advises mid-size companies through the development and revitalization of brands, since its formation in 2011. Prior to that, Ms. Palmer served as Corporate Vice President, Revenue & Product Development (Chief Revenue Officer) of Club Quarters, LLC, which operates full service hotels for member organizations in prime, downtown locations, from 2007 to 2011. Previously Ms. Palmer was Vice President, Northeast Zone, for The Gap, from 2005 to 2006. Prior to that Ms. Palmer served in executive leadership positions at The Great Atlantic & Pacific Tea Company (A&P), including as President of the Food Emporium, a specialty food retail division, from 2000 to 2005, and as Senior Vice President, Strategic Marketing of A&P from 1999 to 2000. Prior to joining A&P, Ms. Palmer served as Group Vice President and General Manager Portfolio Leadership for Allied Domecq Spirits & Wines from 1997 to 1999. From 1985 to 1996, Ms. Palmer held various senior marketing and management positions at the Mott's North America and Schweppes USA divisions of Cadbury Beverages, Inc.

        Ms. Palmer has many years of experience as a senior executive officer in the food industry. Ms. Palmer brings key senior management, leadership, financial and strategic planning, corporate governance and executive compensation experience to our board of directors. Ms. Palmer also has a strong background in brand marketing. Ms. Palmer's retail food industry experience brings an added perspective to the board.

Alfred Poe, 72, Director:    Alfred Poe has been a director since 1997. He is currently the Chief Executive Officer of AJA Restaurant Corp., serving as such since 1999. Since December 2020, Mr. Poe has been a member of the board of directors, and currently serves as a member of the audit, nominating and governance and compensation committees of Farmer Bros. Co. (NASDAQ: FARM). Mr. Poe was the Chief Executive Officer of Superior Nutrition Corporation, a provider of nutrition products, from 1997 to 2002. He was Chairman of the Board and Chief Executive Officer of MenuDirect Corporation, a provider of specialty meals for people on restricted diets, from 1997 to 1999. Mr. Poe was a Corporate Vice President of Campbell's Soup Company from 1991 through 1996. From 1993 through 1996, he was the President of Campbell's Meal Enhancement Group. From 1982 to 1991, Mr. Poe held various positions, including Vice President, Brands Director and Commercial Director with Mars, Inc. Mr. Poe previously served on the board of directors of Centerplate, Inc. (AMEX), Polaroid Corporation (NYSE) and State Street Bank (NYSE).

        Mr. Poe has many years of experience as a chief executive officer and senior executive officer in the packaged foods and food service industries. He has also served on the boards of directors of other public companies. In addition to bringing industry experience, Mr. Poe brings key senior management, leadership, financial and strategic planning, corporate governance and public company executive compensation experience to our board of directors.

David L. Wenner, 71, Interim President and Chief Executive Officer and Director:    David Wenner was appointed Interim President and Chief Executive Officer on November 15, 2020 and has been a director since 1997. Mr. Wenner served as our President and Chief Executive Officer from March 1993 through December 2014. Mr. Wenner joined our company in 1989 as Assistant to the President and was directly responsible for Distribution and Bloch & Guggenheimer operations. In 1991, he was promoted to Vice President and assumed responsibility for all company manufacturing operations. Prior to joining our company, Mr. Wenner spent 13 years at Johnson & Johnson in supervision and management positions, responsible for manufacturing, maintenance and purchasing. Mr. Wenner has been active in industry trade groups and has served on the Chairman's Advisory Council of the Grocery Manufacturers Association.

        Having served as our President and Chief Executive Officer for 22 years, Mr. Wenner brings to our board an extraordinary understanding of our company's business, history and organization. Mr. Wenner's training as an engineer at the U.S. Naval Academy and prior experience in senior leadership positions overseeing manufacturing, maintenance and purchasing operations at B&G Foods and Johnson & Johnson, together with his many years of day-to-day leadership and intimate knowledge of our business and operations, provide the board with invaluable insight into the operations of our company. Mr. Wenner also provides strong insight and guidance regarding potential acquisitions and acquisition financing as under his leadership as President and Chief Executive Officer, B&G Foods successfully acquired and integrated dozens of brands into our company's operations.

Required Vote

        Our bylaws provide for a majority vote standard in uncontested elections of directors. Therefore, to be elected at our 2021 annual meeting, which is an uncontested election, each nominee for director must receive the affirmative vote of a majority of the votes cast with respect to such nominee by the holders of the shares of common stock voting in person or by proxy at the annual meeting. A majority of the votes cast means that the number of votes cast "for" a nominee for director must exceed the number of votes cast "against" that nominee.

        In contested elections of directors the vote standard is a plurality of the votes cast. A contested election is an election in which the number of nominees for director exceeds the number of directors to be elected.

        If a director is not elected, the director is required to promptly tender his or her resignation to our board of directors. Our nominating and governance committee will make a recommendation to the board of directors on whether to accept or reject the resignation, or whether other action should be taken. The board of directors will act on the resignation taking into account the recommendation of the nominating and governance committee and publicly disclose its decision and the rationale behind it within 90 days from the date of the certification of the election results. The director who tenders his or her resignation will not participate in the decisions of the nominating and governance committee or the board of directors that concern such resignation.

Recommendation of the Board of Directors

        The board of directors recommends that the stockholders vote "FOR" each of the board of directors' nominees set forth in Proposal No. 1.

OUR MANAGEMENT

Executive Officers and Directors

        Our executive officers and directors, their positions and their ages as of March 26, 2021, are as set forth in the table below. Each of our directors holds office until the next annual meeting of our stockholders or until his successor has been elected and qualified. Our executive officers serve at the discretion of the board of directors.

Name	Age	Position
Stephen C. Sherrill	67	Chairman of the Board of Directors
David L. Wenner	71	Interim President, Chief Executive Officer and Director
Erich A. Fritz	70	Executive Vice President and Chief Supply Chain Officer
Jordan E. Greenberg	53	Executive Vice President and Chief Commercial Officer
Eric H. Hart	54	Executive Vice President of Human Resources and Chief Human Resources Officer
Scott E. Lerner	48	Executive Vice President, General Counsel, Secretary and Chief Compliance Officer
Ellen M. Schum	55	Executive Vice President and Chief Customer Officer
Bruce C. Wacha	49	Executive Vice President of Finance and Chief Financial Officer
DeAnn L. Brunts	59	Director
Debra Martin Chase	64	Director
Charles F. Marcy	70	Director
Robert D. Mills	48	Director
Dennis M. Mullen	67	Director
Cheryl M. Palmer	63	Director
Alfred Poe	72	Director

        For a description of the business experience of Messrs. Sherrill, Wenner, Marcy, Mills, Mullen and Poe and Mses. Brunts, Chase and Palmer, see "Proposal No. 1—Election of Directors."

Erich A. Fritz, Executive Vice President and Chief Supply Chain Officer.    Erich Fritz is Executive Vice President and Chief Supply Chain Officer. Mr. Fritz joined B&G Foods in March 2019. Mr. Fritz is responsible for end-to-end supply chain from product development to procurement to delivery to customers, including operations, quality, research & development, information technology and supply chain related pre-acquisition diligence and post-acquisition integration. Prior to B&G Foods, Mr. Fritz served as Vice President, Research & Development, Quality, Engineering and Medical Research, and other managerial roles at Ocean Spray Cranberries, Inc., from May 2010 until March 2019. Prior to joining Ocean Spray, Mr. Fritz held leadership positions with EAFSolutions Group, Roll International-POM Wonderful, Naked Juice, Balducci.com, Michael Foods-Kohler and Nabisco.

Jordan E. Greenberg, Executive Vice President and Chief Commercial Officer.    Jordan Greenberg is Executive Vice President and Chief Commercial Officer, a position he has held since March 2019. Mr. Greenberg is responsible for marketing, growth initiatives, P&L management and strategic and annual planning processes. Mr. Greenberg joined B&G Foods in 2000 and has held various managerial roles with increasing responsibility, most recently as Vice President and General Manager—Green Giant. Prior to joining B&G Foods, Mr. Greenberg served in the marketing departments of Land O'Lakes and Alpine Lace.

Eric H. Hart, Executive Vice President of Human Resources and Chief Human Resources Officer.    Eric Hart is Executive Vice President of Human Resources and Chief Human Resources Officer of B&G Foods. Mr. Hart joined B&G Foods in February 2015 as Vice President of Human Resources and Chief Human Resources Officer and was promoted to his current position in January 2016. Mr. Hart is responsible for all Human Resources functions for our company, including: strategic HR organizational planning, compensation and benefits planning, talent acquisition, employee development and compliance with HR-related regulations and company practices. Prior to joining our company, Mr. Hart held various leadership positions within human resources for more than 25 years. Mr. Hart joined B&G Foods from LifeCell, where he had served as Vice President of Human Resources since 2014. Prior to that, Mr. Hart held human resources leadership positions at Avaya from 2007 to 2014, including Vice President of Global Compensation and Benefits, Senior Director of Human Resources for Avaya Global Services and Director of Human Resources. Mr. Hart also held human resources managerial positions at Mars and Novartis Pharmaceuticals.

Scott E. Lerner, Executive Vice President, General Counsel, Secretary and Chief Compliance Officer.    Scott Lerner is Executive Vice President, General Counsel, Secretary and Chief Compliance Officer. Mr. Lerner joined our company in 2005 as Vice President, General Counsel and Secretary. In 2006, Mr. Lerner was promoted to Executive Vice President and in 2009 he was given the added responsibility of being our Chief Compliance Officer, a then newly created position. From 1997 to 2005, Mr. Lerner was an associate in the corporate & securities and mergers & acquisitions practice groups at the international law firm Dechert LLP.

Ellen M. Schum, Executive Vice President and Chief Customer Officer.    Ellen Schum is Executive Vice President and Chief Customer Officer. Ms. Schum joined B&G Foods in July 2018 as Vice President, U.S. Retail Sales and was promoted to her current position in March 2019. Ms. Schum is responsible for all sales, trade marketing and customer service at B&G Foods. Prior to joining B&G Foods, Ms. Schum served at Schuman Cheese Inc. as Executive Vice President of Sales and Marketing from 2014 to 2016 and then Chief Operating Officer from 2017 to 2018. Ms. Shum started her career in finance at Nabisco and spent 24 years at Nabisco and Kraft Foods in leadership roles of increasing responsibility, first in finance for five years, then in sales for 19 years, most recently serving as Area Vice President—East.

Bruce C. Wacha, Executive Vice President of Finance and Chief Financial Officer.    Bruce Wacha is Executive Vice President of Finance and Chief Financial Officer. Mr. Wacha oversees the Company's finance organization and is responsible for all financial and accounting matters. He also oversees the Company's corporate strategy and business development, including mergers & acquisitions, capital markets transactions and investor relations. Mr. Wacha joined B&G Foods in August 2017 as Executive Vice President of Corporate Strategy and Business Development and was appointed to his current position in November 2017. Before joining B&G Foods, Mr. Wacha served as chief financial officer and executive director of Amira Nature Foods Ltd. (NYSE: ANFI) from June 2014 to August 2017. Prior to that, Mr. Wacha spent more than 15 years in the financial services industry at Deutsche Bank Securities, Merrill Lynch and Prudential Securities, where he advised corporate clients across the food, beverage and consumer products landscape.

COMPENSATION DISCUSSION AND ANALYSIS

        The following Compensation Discussion and Analysis contains statements regarding historical and future company performance targets or goals. We have disclosed these targets or goals in the limited context of B&G Foods' compensation programs and they should not be understood to be statements of management's expectations or estimates of results or other guidance. We specifically caution investors not to apply these statements to other contexts.

Introduction

        In the paragraphs that follow, we will give an overview and analysis of our compensation program and policies, the material compensation decisions we have made under those programs and policies, and the material factors that we considered in making those decisions. Following this section you will find a series of tables containing specific information about the compensation earned or paid in fiscal 2020 to our chief executive officer, our chief financial officer, and our three most highly compensated executive officers in fiscal 2020 other than our chief executive officer and chief financial officer. Throughout this proxy statement we refer to these individuals as our "named executive officers." The discussion below is intended to help you understand the detailed information provided in those tables and put that information into context within our overall compensation program. For fiscal 2020, our named executive officers also include our former chief executive officer, Kenneth G. Romanzi, who served as our chief executive officer until his separation from our company on November 15, 2020.

Executive Summary

        The primary objective of our executive compensation program is to provide compensation designed to:

  •
  attract, motivate and retain executive officers of outstanding ability and potential;

  •
  reinforce the execution of our business strategy and the achievement of our business objectives; and

  •
  align the interests of our executive officers with the interests of our stockholders, with the ultimate objective of improving stockholder value.

        The compensation committee aims to provide incentives for superior performance in a given year and over a sustained period by paying fair, reasonable and competitive compensation, and by basing a significant portion of our total compensation package upon achieving that performance (i.e., "pay for performance").

        We also aim for simplicity in our compensation program so that it is easy for our employees and our stockholders to understand the various components of our compensation program and the incentives designed to drive company performance. The three primary components of our executive compensation program are base salary, annual cash bonus and equity-based long-term incentive awards.

        We believe that the compensation program has been instrumental in helping the company achieve financial and strategic goals and create shareholder value, as evidenced by the following:

  •
  in fiscal 2020, we delivered net sales growth of 18.5% over prior year and adjusted EBITDA(1) growth of 19.4% over prior year.

(1)
Adjusted EBITDA is a "non-GAAP (Generally Accepted Accounting Principles) financial measure." Please see the discussion within the footnotes to Item 6, "Selected Financial Data" in our Annual Report on Form 10-K filed with the SEC on March 2, 2021 for a more detailed discussion of adjusted EBITDA and a reconciliation of adjusted EBITDA with the most directly comparable GAAP measures, along with the components of adjusted EBITDA.

  •
  in the sixteen years since our initial public offering in 2004, we have grown net sales and adjusted EBITDA at compound annual growth rates of 11.0% and 10.8%, respectively;

  •
  our total stockholder return (assuming reinvestment of dividends) during fiscal 2020 was 69.5%;

  •
  our market capitalization increased to $1.8 billion at year end, an increase of 52.7% over prior year end; and

  •
  we have paid a quarterly dividend every quarter since our initial public offering and over that time our dividend has increased at a compound annual growth rate of 5.5%; and

  •
  since our initial public offering we have returned approximately $1.1 billion in cash to our stockholders in the form of dividends.

        As a result of the COVID-19 pandemic, fiscal 2020 was a year like no other. Consistent with B&G Foods' core values, the health and safety of our employees and the quality and safety of our products are our highest priorities. During 2020, we implemented a wide range of precautionary measures at our manufacturing facilities and other work locations in response to COVID-19. We have also been working closely with our supply chain partners and our customers to ensure that we can continue to provide uninterrupted service. Thanks to the tremendous efforts of our employees, especially those throughout our supply chain, our ability to serve our customers has not, to date, been materially impacted, although, as discussed in our most recent annual report on Form 10-K, we have faced supply chain constraints for certain of our brands.

        We continue to monitor the latest guidance from the CDC, FDA and other federal, state and local authorities regarding COVID-19 and will continue to support our employees and our communities and do our part to keep our nation supplied with food during this difficult time.

        We also rewarded our dedicated employees at our manufacturing facilities by temporarily increasing compensation for our hourly employees, supervisors and managers from March 30, 2020 through February 15, 2021. This is in addition to the continued pay we provide to workers while in quarantine. And in light of the extraordinary performance of our business during fiscal 2020, we also rewarded those employees not otherwise eligible for any of our incentive compensation programs or the enhanced COVID-19 pay described above by providing those employees with cash bonuses that were paid in March 2021.

        As described in more detail in our quarterly reports on Form 10-Q and most recent annual report on Form 10-K, the pandemic has to date overall had a positive impact on our operating results and therefore during fiscal 2020, we delivered net sales growth of 18.5% over prior year and adjusted EBITDA growth of 19.4% over prior year, and our net cash provided by operating activities increased to $281.5 million.

        From a strategic perspective, we continued to advance our growth strategy in 2020 to ensure the company is well-positioned for long-term success. During 2020, we successfully completed the integration of Clabber Girl, which we acquired in May 2019, and the acquisition of the Crisco brand of oils and shortening from The J. M. Smucker Co. In December 2020 we also successfully completed a refinancing of our existing revolving loans. During 2020, we returned $121.9 million of cash to our shareholders in the form of dividends.

        As a result of the successes described above and as discussed in more detail below, we exceeded our maximum annual adjusted EBITDA performance objective for 2020 and we achieved 99.27% of our target three-year excess cash performance objective for 2018 to 2020. As a result, and consistent with our pay for performance philosophy, our named executive officers and members of senior management received annual bonus awards under our 2020 annual bonus plan at the maximum level (for the company portion of the annual bonus awards) and our named executive officers and members of senior management that participated in our 2018 to 2020 performance share long-term incentive award program received shares of common stock under that three-year performance share long-term incentive award program at 99.27% of target.

        Below we summarize certain executive compensation practices, both the practices we have implemented to drive performance and the practices we have not implemented because we believe they would not serve our shareholders' long-term interests.

What we do	What we don't do

Pay for performance	No repricing of underwater stock options

Include double-trigger change in control provisions for cash severance and benefits	No excise tax gross-ups

Review size-adjusted peer group data when making executive compensation decisions	No excessive perquisites

Prohibit hedging transactions, short sales and the pledging of company stock by executive officers and directors	No excessive severance arrangements

Utilize an independent compensation consulting firm which provides no other services to our company	No compensation programs that encourage unreasonable risk taking

Results of 2020's "Say on Pay" Vote

        At B&G Foods' annual meeting of stockholders held on May 12, 2020, the stockholders approved, on an advisory basis, the compensation of our named executive officers as disclosed in our 2020 proxy statement by greater than 89% of the votes cast. Our compensation program and policies for 2020 did not deviate in any material way from those approved at last year's annual meeting of the stockholders. As described more fully below, changes for 2020, included the following: the annual grant for long-term incentive awards, which for 2019 included only performance shares, was expanded in 2020 to also include restricted stock, with performance shares being reduced from 100% to 75% of the long-term incentive awards at target and time-based restricted stock constituting the remaining 25% of the long-term incentive awards at target.

Role of the Compensation Committee

        The compensation committee of our board of directors is responsible for setting and administering the policies that govern salary, annual bonus, long-term incentive programs and other compensation and benefits for our executive officers. The compensation committee oversees various executive and employee compensation plans and programs, and it has responsibility for continually monitoring these plans and programs to ensure that they adhere to our company's compensation philosophy and objectives. Our compensation committee determines the appropriate compensation levels of executives, evaluates officer and director compensation plans, policies and programs, and reviews benefit plans for officers and employees. Our compensation committee ensures that the total compensation paid to our named executive officers is fair, reasonable and competitive, and that a significant portion of the total compensation is tied to our company's annual and long-term performance.

        The compensation committee's charter reflects the above-mentioned responsibilities, and the compensation committee and the board of directors periodically review and revise the charter. The compensation committee currently consists of five directors, each of whom was determined by our company's board of directors to be "independent" as defined by the listing standards of the New York Stock Exchange. No member of the compensation committee is a current or former officer or employee of our company. Mr. Poe, the chairman of our compensation committee, reports on compensation committee actions and recommendations at each board meeting. Mr. Sherrill, the chairman of our board of directors, serves an ex-officio non-voting, non-paid member of the compensation committee.

        The compensation committee has the authority to engage the services of outside advisers, experts and others to assist the compensation committee, and believes that it is important to do so from time to time. See "Peer Group Surveys" below.

Role of our Chief Executive Officer in Compensation Decisions

        Regarding most compensation matters, including executive compensation and our annual and long-term incentive plans, our chief executive officer provides recommendations to the compensation committee; however, the compensation committee does not delegate any of its functions to others in setting compensation for our named executive officers.

        The compensation committee makes all compensation decisions for the named executive officers. The compensation committee annually evaluates the performance of, and determines the compensation of, our chief executive officer based upon a combination of the achievement of corporate goals and individual performance. The compensation committee bases its evaluation in large part upon the annual evaluation of our chief executive officer performed by our nominating and governance committee, which is the committee that has primary responsibility for evaluating the performance of our chief executive officer. As part of its performance review process, the nominating and governance committee solicits the input of the full board of directors. Our chief executive officer annually reviews the performance of the other executive officers. The conclusions reached by our chief executive officer and recommendations based on these reviews, including with respect to salary adjustments and incentive plan award amounts for the other executive officers, are presented to the compensation committee. The compensation committee then exercises its discretion in modifying any recommended adjustments or awards. The chief executive officer does not participate in the decision making regarding his own compensation and is not present when his compensation is discussed. Our compensation committee reports the compensation decisions it has made with respect to our chief executive officer and each of the other named executive officers to the board of directors.

Peer Group Surveys

        Our compensation committee does not use surveys of compensation paid to similar executives in order to determine annual and long-term compensation for our named executive officers. However, in light of the compensation objectives described above, the compensation committee does from time to time review peer group surveys as an independent measure to ensure that the compensation being set is fair, reasonable and competitive.

        During fiscal 2019, the compensation committee engaged Meridian Compensation Partners, an independent executive compensation consulting firm, to prepare a peer group compensation survey based upon publicly available information prior to setting fiscal 2020 compensation for our executive officers. Meridian's services to B&G Foods are limited to advising the compensation committee with respect to executive officer and non-employee director compensation. The compensation committee reviews and evaluates the independence of its consultant each year and has the final authority to hire and terminate the consultant. In considering Meridian's independence, the compensation committee reviewed numerous factors relating to Meridian and the individuals actually providing services to B&G Foods, including those required by the SEC and the New York Stock Exchange. Based on a review of these factors, the compensation committee has determined that Meridian is independent and that Meridian's engagement presents no conflicts of interest.

        The peer group included the companies listed below. Meridian uses statistical regression to adjust peer group compensation data based on our company's net sales relative to the peer group. This regression analysis allows us to predict the levels of compensation these peer group companies would pay if they were B&G Foods' size.

Darling Ingredients, Inc.	Lancaster Colony Corp.
Farmer Brothers Co.	McCormick & Co., Inc.
Flowers Foods, Inc.	Post Holdings Inc.
The Hain Celestial Group, Inc.	Sanderson Farms, Inc.
Hostess Brands, Inc.	John B. Sanfilippo & Son, Inc.
J&J Snack Foods Corp.	Treehouse Foods, Inc.
Lamb Weston Holdings, Inc.

Components of Executive Compensation

        Consistent with its pay for performance philosophy, the compensation committee believes that it is important to place at risk a greater percentage of executives' and senior managers' compensation than that of non-executives and non-senior managers by tying executives' and senior managers' compensation directly to the performance of B&G Foods. Accordingly, as set forth in the charts below, a significant portion of executive compensation consists of annual bonuses and long-term incentives linked to the company's financial performance and/or the performance of the company's stock.

Base Salaries

        We have entered into employment agreements with all of our named executive officers other than Mr. Wenner, who is serving as our president and chief executive officer on an interim basis. For each of our named executive officers, the executive officer's base salary is subject to annual increase at the discretion of the compensation committee. Adjustments to base salary are based upon the executive officer's past performance, expected future contributions, and scope and nature of responsibilities, including changes in responsibilities. As discussed above, the compensation committee also from time to time reviews peer group surveys as an independent measure to ensure that any adjustments are fair, reasonable and competitive.

Performance-Based Awards and Long-Term Incentive Equity Awards

        In order to align the interests of our stockholders with our compensation plans, we tie significant portions of our named executive officers' compensation to our annual and long-term financial and operating performance. Our performance-based awards are comprised of an annual incentive cash award and long-term incentive equity awards. The compensation committee's philosophy is that if our performance exceeds our internal targets and budgets, named executive officers can expect the level of their compensation to reflect that achievement. On the other hand, if our financial performance falls below these expectations, our approach is that named executive officers can expect their compensation to be adversely affected.

        Our performance-based award programs during 2020 each used one of the two performance measures listed below:

  •
  Adjusted EBITDA.  Historically, the compensation committee has chosen adjusted EBITDA (which we define as net income before net interest expense, income taxes, depreciation and amortization, and loss on extinguishment of debt (EBITDA), as adjusted for certain other items described in our quarterly and annual SEC filings) as the target performance objective for the payment of awards under our annual bonus plan. Adjusted EBITDA as we define it for purposes of our annual bonus plan differs from the definition of the term in our quarterly and annual SEC filings because, as used for purposes of our annual bonus plan, adjusted EBITDA is reduced by the financing costs we incur for any acquisitions completed during the year that, subject to compensation committee approval, have contributed to our adjusted EBITDA for purposes of the plan.

    The compensation committee has selected adjusted EBITDA as the relevant company goal because the compensation committee believes that adjusted EBITDA growth most closely reflects operating performance and is consistent with the overall goals and long-term strategic direction that the board of directors has set for our company. Further, adjusted EBITDA growth is closely related to or reflective of our company's financial and operational improvements, ability to generate cash flow from operations, growth and return to stockholders. We believe that adjusted EBITDA is helpful in assessing the overall performance of our business, and is helpful in highlighting trends in our overall business because the items excluded in calculating adjusted EBITDA have little or no bearing on our day-to-day operating performance. Adjusted EBITDA is an important non-GAAP valuation tool that potential investors use to measure our profitability against other companies in our industry.

  •
  Excess Cash.  Our compensation committee has chosen "excess cash" as the measure for determining performance share long-term incentive awards under the Omnibus Plan. Excess cash is calculated as adjusted EBITDA before taking into account accruals for any long-term equity incentive awards and other stock-based compensation, minus the sum of cash interest payments, cash income tax payments (excluding cash income tax payments for extraordinary gains not included in adjusted EBITDA), capital expenditures, dividends paid and payments for tax withholding on behalf of employees for net share withholding. Excess cash as we define it for purposes of our incentive awards differs from the definition of the term in our financing agreements because, as used for purposes of our incentive awards, excess cash is reduced by the amount of dividends we pay but excludes the impact of certain debt repayments, stock repurchases and cash income tax payments resulting from extraordinary gains not included in adjusted EBITDA. We believe that excess cash is an important measure in analyzing our liquidity, including our ability to continue returning an above-average dividend to our stockholders, and our ability to execute on strategic opportunities and deliver stockholder value. Further, the compensation committee believes that excess cash performance targets encourage management to actively pursue acquisitions that are meaningfully accretive to our cash flows.

    The compensation committee defines "dividends paid" in a manner to effectively eliminate any positive or negative effect of any increases or decreases in the dividend rate from the dividend rate in effect at the time the excess cash performance goal is set. The compensation committee believes that the achievement of the excess cash performance goals should not be made harder for management to achieve in the event the board of directors decides to increase the current dividend rate and likewise should not be made easier for management to achieve in the event the board of directors decides to reduce the current dividend rate.

        Adjusted EBITDA and excess cash targets for a given year are determined by the compensation committee based upon recommendations from and discussions with management, a review of current economic conditions and recent acquisition activity. Factors used by the compensation committee in setting adjusted EBITDA and excess cash targets include, among others, the following:

  •
  reasonable growth expectations taking into account a variety of circumstances faced by our company, including, in the case of our three-year excess cash target, acquisition growth expectations over the three-year performance period;

  •
  market conditions, including the related impact on cost and our ability to offset any cost increases with pricing increases or other cost savings measures; and

  •
  prior fiscal year adjusted EBITDA and excess cash.

        For the purpose of determining whether adjusted EBITDA and excess cash objectives have been achieved, the extent to which the benefit of acquisitions is included in the calculations is subject to compensation committee approval.

        Neither adjusted EBITDA nor excess cash is a term defined under U.S. generally accepted accounting principles (GAAP). Non-GAAP financial measures, such as adjusted EBITDA and excess cash, are numerical measures of financial performance that exclude or include amounts so as to be different than the most directly comparable measure calculated and presented in accordance with GAAP in our consolidated balance sheets and related consolidated statements of operations, comprehensive income, changes in stockholders' equity and cash flows. Non-GAAP financial measures should not be considered in isolation or as a substitute for the most directly comparable GAAP measures. Our company's non-GAAP financial measures may be different from non-GAAP financial measures used by other companies.

        After the compensation committee reviews the final full year financial results of our company, the compensation committee approves performance based awards for completed performance periods. Performance based awards are generally paid in cash or stock, as applicable, in February or March.

Annual Bonus Plan

        The compensation committee believes that a portion of an executive officer's compensation should be tied to the achievement of the company's and that individual's performance goals in the form of an annual non-equity incentive cash bonus, in order to reward performance and overall company success. B&G Foods' annual bonus plan provides for annual cash incentive awards to be made to our executive officers and senior managers, with an amount equal to 25% of the target bonus award based upon individual performance objectives set by the compensation committee in the case of executive officers (and by management in the case of senior managers) and the remainder of the annual bonus award based upon company-wide adjusted EBITDA objectives. For the purpose of determining whether adjusted EBITDA objectives have been achieved, adjusted EBITDA is determined after giving effect to any acquisitions completed during the year, subject to a determination by the compensation committee that it is appropriate to include the benefit of the acquisitions and provided that the benefit of any such acquisitions is reduced by acquisition financing costs incurred during the year to finance such acquisitions. No annual bonuses (including the portion, if any, that would otherwise be payable for achievement of individual performance objectives) are paid unless excess cash for the fiscal year is positive and the threshold adjusted EBITDA target has been achieved. Adjusted EBITDA targets under the annual bonus plan may be reset periodically within a fiscal year by the compensation committee to take into account acquisitions, divestitures and other unplanned events. Executives generally must be employed on the last day of a plan year to receive an annual bonus award, however, the compensation committee, at its discretion, may prorate awards in the event of certain circumstances such as the executive's promotion, demotion, death or retirement.

        The amount of the annual award each executive is eligible to receive is based upon a percentage of the executive's or senior manager's annualized base salary, with such percentage varying depending upon the level of adjusted EBITDA as compared to threshold, target and maximum adjusted EBITDA performance objectives as set forth in the table below and each executive's or senior manager's attainment of individual performance objectives.

	2020 Annual Bonus Award as a Percentage of Base Salary
Name	Threshold(2)	Target	Maximum
David L. Wenner(1)	N/A	N/A	N/A
Kenneth G. Romanzi	Up to 25%	100%	200%
Bruce C. Wacha	Up to 15%	60%	120%
Scott E. Lerner	Up to 15%	60%	120%
Erich A. Fritz	Up to 15%	60%	120%
Jordan E. Greenberg	Up to 15%	60%	120%

(1)
Mr. Wenner is not a participant in our annual bonus plan.

(2)
Participants in our annual bonus plan, including the named executive officers, are eligible to earn up to 25% of their target bonus based upon the achievement of individual objectives so long as the threshold company-wide performance objective is achieved.

        The fiscal 2020 adjusted EBITDA (net of acquisition financing costs) threshold, target and maximum performance objectives were $287.4 million, $302.5 million and $326.7 million. Our company's fiscal 2020 adjusted EBITDA (net of acquisition financing costs) of $360.3 million exceeded the maximum performance objective amount, and as determined by the compensation committee, the named executive officers, excluding our chief executive officer and former chief executive officer, achieved their individual objectives at achievement percentages ranging from 90% to 96%. Therefore, as reflected in the non-equity incentive plan compensation column in the summary compensation table below and consistent with our pay for performance philosophy, the named executive officers, excluding Mr. Wenner and Mr. Romanzi, received between 98.8% and 99.5% of maximum bonus awards under the annual bonus plan for fiscal 2020. Pursuant to the terms of his separation agreement, Mr. Romanzi was deemed to have achieved his individual objectives at an achievement percentage of 100%, and therefore, based upon our company's achievement of the maximum performance objective, received 100% of his maximum bonus award under the annual bonus plan for fiscal 2020. Mr. Wenner is not a participant in our annual bonus plan.

Long-Term Incentive Compensation

        Our long-term incentive compensation program is designed to promote a balanced focus on driving performance, retaining talent and aligning the interests of our executives with those of our other stockholders. The Omnibus Plan authorizes the grant of performance share awards, restricted stock, unrestricted stock, options, stock appreciation rights, deferred stock, stock units and cash-based awards to employees, non-employee directors and consultants. Prior to 2015, our long-term incentive compensation program was comprised of performance shares only. From 2015 through 2018, our long-term incentive compensation program was comprised of two components: performance share awards and stock options. At target, the performance shares constituted 75% of the long-term incentive awards and stock options constituted 25% of the long-term incentive awards. For 2019, our long-term incentive compensation program reverted back to performance shares only. For 2020, our long-term incentive compensation program was expanded to include restricted stock, with performance shares being reduced from 100% to 75% of the long-term incentive awards at target and time-based restricted stock constituting the remaining 25% of the long-term incentive awards at target

        Subject to adjustment as provided in the plan, the total number of shares of common stock available for awards under the plan is 4,500,000. As of March 22, 2021, 3,050,863 shares of common stock have been issued under the plan since it was originally adopted in 2008 and 1,449,137 shares remain available for issuance.

        Performance Share Awards.    Beginning in 2008, our compensation committee has made annual grants of performance share long-term incentive awards (LTIAs) to our named executive officers and certain other members of senior management. The performance share LTIAs entitle the participants to earn shares of common stock upon the attainment of certain performance goals over the applicable performance period. The performance share LTIAs currently have three-year cumulative performance periods.

        The awards are settled in shares of common stock based upon our performance over the applicable performance period. The performance metric for the performance share LTIAs is "excess cash" (as defined above). The performance share LTIAs each have a threshold, target and maximum payout. If our performance meets or exceeds the performance threshold, then a varying amount of shares from the threshold amount (50% of the target number of shares) up to the maximum amount (200% of the target number of shares) may be earned. No shares are earned if the performance threshold is not met.

        The compensation committee believes that the performance share LTIAs align the interests of our named executive officers with the interests of our stockholders because the number of shares earned is tied to the achievement of the company's long-term financial goals. In addition, the potential value of those shares if and when issued at the end of the performance period will depend on the price of our common stock at the end of the performance period.

        The number of shares that may be earned by each executive officer and senior manager is based upon a percentage of his or her base salary. For the 2020 to 2022 performance share LTIAs granted to each of our named executive officers in 2020, the grant date fair market value of the number of shares that may be earned upon satisfaction of the threshold, target and maximum performance objectives are equal to the following percentages of annualized base salary:

	2020 to 2022 Performance Share LTIAs as a Percentage of Base Salary Based upon Grant Date Fair Market Value
Name	Threshold	Target	Maximum
David L. Wenner(1)	N/A	N/A	N/A
Kenneth G. Romanzi	75%	150%	300%
Bruce C. Wacha	40%	80%	160%
Scott E. Lerner	40%	80%	160%
Erich A. Fritz	40%	80%	160%
Jordan E. Greenberg	40%	80%	160%

(1)
Mr. Wenner is not a participant in our long-term incentive compensation program.

        Because the number of shares that may be earned by each participant from threshold to maximum is determined at the beginning of the performance period based upon the price of our common stock at the date of grant of the performance share LTIA, the value of the award at the end of the performance period will depend not only upon the level at which the performance goals have been achieved but will also depend on the price of our common stock at the end of the performance period when the shares of common stock are actually issued to the participants.

        For example, for the 2020 to 2022 LTIA performance period, it was intended that our chief executive officer would receive an award at the end of the three-year performance period with a value equal to 150% of his base salary as of the beginning of the performance period if we meet our target excess cash objective for the three-year performance period. However, if over the three-year performance period we meet the performance objective at the target level but our stock price decreases by 50% over that three-year period, the value of the award would decrease by 50% as compared to the grant date value. Likewise, if over that three-year performance period we meet the performance objective at the target level but our stock price increases by 50% over that three-year period, the value of the award would increase by 50% as compared to the grant date value.

        Shares of common stock in respect of performance share LTIAs are issued in the February following the end of the three-year performance period, in each case subject to the performance goals for the applicable performance period being certified by our compensation committee as having been achieved.

        In general, for performance share LTIAs each participant must remain an employee of B&G Foods until the end of the applicable performance period in order to be entitled to any payment pursuant to performance share LTIAs, except that in the case of separation from service due to termination without cause, retirement at age 55 or older with 10 years of service, retirement at age 62 or older, or death or disability, then after the performance period, the participant (or in the event of death, his or her estate) will be entitled to a pro rata portion of the number of performance shares, if any, the participant would have received had the participant remained employed until the end of the performance period. The pro rata portion will be based on the number of full months in the performance period during which the participant was employed as compared to the total number of months in the performance period.

        In the case of a change of control (as defined in the Omnibus Plan) during a performance period, the performance share LTIAs will terminate. However, upon the change in control, participants will be entitled to receive a pro rata portion of the shares of common stock with respect to the target number of shares covered by the performance share LTIAs without regard to the extent to which the performance conditions have been satisfied. The pro rata portion will be based upon the number of full months in the applicable performance period preceding the change in control as compared to the number of months in the performance period.

        Performance Objectives for the Performance Period Ending in Fiscal 2020.    Fiscal 2020 was the third and final year of the 2018 to 2020 LTIA performance period. As reflected in the table below, actual cumulative excess cash (as defined above) for fiscal 2018 to 2020 was achieved at a level slightly below target performance objectives. As a result, shares of common stock were earned at 99.27% of target level and were issued to all eligible plan participants, including four of the named executive officers, in March 2021. A summary of the shares of common stock awarded to those four named executive officers, the value realized on vesting of those awards, the number of shares withheld to cover withholding taxes and the net number of shares received can be found in the Option Exercises and Stock Vested for Fiscal 2020 table on page 47.

		Excess Cash Objective
					Excess Cash Achieved
	Performance Period	Threshold	Target	Maximum
2018 to 2020 LTIAs	Fiscal 2018 to 2020	$198,974,700	$221,083,000	$265,299,600	$220,762,000

        Annual Restricted Stock Grant.    Beginning in 2020, our compensation committee has made annual awards of restricted stock to our named executive officers (other than Mr. Wenner) and certain other members of senior management. The shares of restricted stock are shares of common stock that vest in three equal one-third installments over a three year period, subject to cancellation or acceleration as provided in the individual restricted stock award agreements. Annual restricted stock grants are made in March. The number of shares of restricted stock awarded to each named executive officer and senior manager is based upon the weighted average grant date fair value of the shares (based upon a thirty day moving average of the closing price of our common stock) as a percentage of his or her base salary.

        The following table sets forth the 2020 restricted stock grant for each of the named executive officers as a percentage of base salary based upon the weighted average grant date fair value of the shares:

Name	2020 Restricted Stock Grant as a Percentage of Base Salary Based upon Weighted Average Grant Date Fair Value
David L. Wenner(1)	N/A
Kenneth G. Romanzi	37.5%
Bruce C. Wacha	20.0%
Scott E. Lerner	20.0%
Erich A. Fritz	20.0%
Jordan E. Greenberg	20.0%

(1)
Mr. Wenner is not a participant in our long-term incentive compensation program.

Other Compensation and Benefits

        Benefits offered to our named executive officers serve a different purpose than do the other elements of total compensation. In general, they are designed to provide a safety net of protection against the financial catastrophes that can result from illness, disability or death, and to provide a reasonable level of retirement income based on years of service with our company. Benefits offered to our named executive officers are the same as those offered to the general employee population, except for the automobile allowance provided to the executive officers.

        Our named executive officers are entitled to participate in the company's defined benefit pension plan. In addition, under the company's 401(k) plan, B&G Foods makes a 50% matching contribution with respect to each participant's elective contributions, up to six percent of such participant's compensation (provided that for fiscal 2020, matching contributions were based only on the first $285,000 of such participant's compensation). Matching contributions become fully vested after five years of employment with the company.

Executive Severance and Change in Control Severance Benefits

        For a discussion of executive severance and change in control severance benefits, our rationale for offering those benefits and the triggers for payments, see "Management Employment Agreements—Severance Benefits" below.

Chief Executive Officer Compensation; CEO Transition

        The compensation committee remains responsible for reviewing and approving the corporate goals and objectives relevant to our chief executive officer's compensation and evaluating our chief executive officer's performance in light of those goals and objectives.

        Mr. Romanzi served as our President and Chief Executive Officer from April 6, 2019 until November 15, 2020. Mr. Romanzi's compensation during fiscal 2020 was initially based upon his employment agreement and the other factors set forth above under "Components of Executive Compensation." The compensation for Mr. Romanzi set forth in the summary compensation table below also reflects compensation payable to Mr. Romanzi pursuant to a separation agreement and general release that we entered into with Mr. Romanzi.

        Pursuant to the separation agreement and general release Mr. Romanzi's separation is being treated for purposes of the severance and other benefits described in his employment agreement as a termination without cause effective January 11, 2021. As reflected in the summary compensation table below, Mr. Romanzi has received or is receiving, in addition to any benefits that were accrued and unpaid through January 11, 2021: (1) salary continuation payments through January 11, 2021, (2) a bonus under our annual bonus plan for fiscal 2020 based on our company's financial performance for fiscal 2020 as if Mr. Romanzi had been employed through the end of the fiscal 2020 performance period, (3) severance in the form of salary continuation payments for one year at the rate of 200% of his base salary (which is the equivalent of his base salary for one year plus a target bonus), (4) one year of continued medical and dental coverage pursuant to COBRA, (5) a lump sum payment reflecting the estimated market value of life insurance and disability benefits for one year, (6) continuation of his automobile allowance for one year, and (7) career transition services for one year.

        In addition, pursuant to Mr. Romanzi's separation agreement and the terms of his long-term incentive award agreements, (1) vesting was accelerated for Mr. Romanzi's remaining shares of unvested restricted stock, (2) all of Mr. Romanzi's stock options terminated and were forfeited, (3) Mr. Romanzi remained eligible to earn (and did earn) shares of common stock pursuant to his 2018 to 2020 performance share long-term incentive awards subject to our company achieving the applicable performance objective, and (4) Mr. Romanzi remains eligible to earn a pro rata number of shares of common stock pursuant to his 2019 to 2021 and 2020 to 2022 performance share LTIAs subject to our company achieving the applicable performance objectives. For further information, see the Option Exercises and Stock Vested in Fiscal 2020 table and Outstanding Equity Awards at 2020 Fiscal Year-End table below. Mr. Romanzi did not satisfy the five-year vesting requirement under our defined benefit pension plan and therefore his pension benefits have been forfeited.

        Mr. Wenner, who previously served as our President and Chief Executive Officer from 1993 through 2014, has served as our Interim President and Chief Executive Officer since November 15, 2020. B&G Foods and Mr. Wenner have agreed that during his tenure as Interim President and Chief Executive Officer he will receive a base salary of $1 million per year (pro-rated for his period of service). In addition, Mr. Wenner will be eligible to (1) participate in all employee benefit plans maintained by B&G Foods for our executive officers, including medical, dental, disability and life insurance coverage, (2) receive other executive benefits, including a car allowance of $10,000 per year and a mobile phone allowance, and (3) receive other customary employee benefits. Mr. Wenner does not participate in the annual bonus plan or long-term incentive compensation program described above and will not receive any compensation as a director during his tenure as Interim President and Chief Executive Officer.

Accounting and Tax Considerations

        Financial reporting and income tax consequences to our company of individual compensation elements are important considerations for our compensation committee when it is analyzing the overall level of compensation and the mix of compensation. Overall, the compensation committee seeks to balance its objective of ensuring a fair, reasonable and competitive compensation package for our named executive officers with the need to ensure the deductibility of compensation—while ensuring an appropriate and transparent impact on reported earnings and other closely followed financial measures.

        Section 162(m) of the Internal Revenue Code limits the federal tax deductions that may be claimed by a public company for compensation paid to certain individuals to $1 million, except that, in 2017 and prior years, compensation exceeding such threshold could be deducted if it met the requirements to be considered "performance-based" compensation within the meaning of Section 162(m) of the Internal Revenue Code. The Tax Cuts and Jobs Act, passed by Congress in December 2017, eliminated the "performance-based" compensation exemption under Section 162(m).

Therefore, for 2018 and subsequent years, compensation paid to our chief executive officer, our chief financial officer and to each of our other named executive officers generally will not be deductible for federal income tax purposes to the extent such compensation exceeds $1 million, regardless of whether such compensation would have been considered "performance-based" under prior law. This limitation on deductibility applies to each individual who is a "covered employee" (as defined in Section 162(m)) in 2017 or who becomes a covered employee in any future year, and continues to apply to each such individual for all future years, regardless of whether such individual remains a named executive officer. The compensation committee believes that our stockholders' interests are best served by not restricting the compensation committee's discretion in structuring compensation programs, and thus the compensation committee intends to maintain flexibility to pay compensation that is not deductible when the best interests of our company make that advisable. In approving the amount and form of compensation for our named executive officers, the compensation committee will continue to consider all elements of cost to our company of providing such compensation, including the potential impact of Section 162(m).

Executive Compensation Clawback Policy

        B&G Foods does not currently have an executive compensation clawback policy. However, the compensation committee plans to adopt a clawback policy after the SEC issues final rules implementing the clawback provisions set forth in the Dodd-Frank Wall Street Reform and Consumer Protection Act. As of the date of this proxy statement, the SEC has not yet issued final rules.

Stock Ownership Guidelines

        Although our company does not currently have stock ownership guidelines for our executive officers, we encourage all of our executive officers to hold a significant amount of company stock and promote this goal through our long-term incentive awards. At this time, given the significant amount of company stock historically held over the years by our executive officers and the nature of our long-term incentive awards, which increase or decrease in potential value during each performance period as our stock price increases or decreases, we believe that the interests of our executives are properly aligned with those of our other stockholders. If over time this situation changes, our board of directors will reevaluate the need for stock ownership guidelines.

        See "Corporate Governance—Director Compensation—Non-Employee Director Stock Ownership Guidelines" above for a description of stock ownership guidelines we have adopted for our non-employee directors.

Anti-Hedging Policy

        To prevent speculation or hedging, our insider trading policy prohibits our named executive officers (and our directors and all other employees) from engaging in short sales of our company's stock. Company policy also prohibits our directors, executive officers and certain other employees from purchasing or selling any financial instrument that is designed to hedge or offset any decrease in the market value of our company's stock, including prepaid variable forward contracts, equity swaps, collars and other derivative securities that are directly linked to our company's stock. All other employees are discouraged from entering into hedging transactions related to company stock. In addition, our insider trading policy prohibits all directors, executive officers and all other employees from purchasing company securities on margin, holding company securities in a margin account or pledging company securities.

Compensation Committee Interlocks and Insider Participation

        No member of the compensation committee is now, or was during fiscal 2020 or at any time prior thereto, an officer or employee of our company or any of our subsidiaries. In addition, no member of the compensation committee had any relationship with the company that would require disclosure under the applicable rules of the SEC pertaining to the disclosure of transactions with related persons. None of the executive officers of our company currently serves or has served in the past on the board of directors or compensation committee of another company at any time during which an executive officer of such other company served on our board of directors or compensation committee.

REPORT OF THE COMPENSATION COMMITTEE

        The compensation committee of the board of directors of B&G Foods has reviewed and discussed the foregoing Compensation Discussion and Analysis with management. Based on this review and discussion, the committee recommended to our board of directors that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by referenced into the company's Annual Report on Form 10-K for fiscal 2020. This report is provided by the following independent directors, who comprise the committee.

Compensation Committee Alfred Poe, Chairperson Charles F. Marcy Robert D. Mills Cheryl M. Palmer Stephen C. Sherrill

EXECUTIVE COMPENSATION

Summary Compensation Table

        The following table sets forth certain information with respect to annual and long-term compensation for services in all capacities for fiscal 2020, 2019 and 2018 paid to our named executive officers.

Name and Principal Position	Year	Salary	Bonus(4)	Stock Awards(5)	Non-Equity Incentive Plan Compensation(6)	Option Awards(7)	Change in Pension Value and Non-Qualified Deferred Compensation Earnings(8)	All Other Compensation(9)	Total
David L. Wenner(1)	2020	$114,162	$—	$—	$—	$—	$39,084	$217,290	$370,536
Interim President and
Chief Executive Officer
Kenneth G. Romanzi(2)	2020	$801,450	$—	$968,641	$1,602,900	$—	$57,438	$1,682,894	$5,113,323
Former President and	2019	$718,077	$—	$1,673,681	$436,554	$—	$47,815	$19,960	$2,896,087
Chief Executive Officer	2018	$550,000	$375,348	$288,365	$—	$137,497	$34,683	$86,510	$1,472,403
Bruce C. Wacha	2020	$449,788	$—	$289,923	$533,673	$—	$50,535	$20,110	$1,344,029
Executive Vice President of	2019	$437,750	$—	$267,482	$170,486	$—	$37,914	$19,960	$933,592
Finance and Chief Financial Officer	2018	$425,000	$217,531	$178,262	$—	$84,997	$28,342	$19,810	$953,942
Scott E. Lerner	2020	$495,190	$—	$319,181	$586,800	$—	$130,472	$20,110	$1,551,753
Executive Vice President,	2019	$481,937	$—	$294,495	$194,924	$—	$121,492	$19,960	$1,112,808
General Counsel, Secretary	2018	$467,900	$239,489	$196,259	$—	$93,577	$—	$19,810	$1,017,035
and Chief Compliance Officer
Erich A. Fritz(3)	2020	$421,275	$—	$271,552	$503,002	$—	$55,898	$20,110	$1,271,837
Executive Vice President and	2019	$331,154	$—	$250,538	$126,487	$—	$—	$117,837	$826,016
Chief Supply Chain Officer
Jordan E. Greenberg	2020	$385,313	$—	$248,352	$460,064	$—	$179,605	$20,110	$1,293,444
Executive Vice President and
Chief Commercial Officer

(1)
Mr. Wenner was appointed as Interim President and Chief Executive Officer on November 15, 2020. Salary for 2020 reflects the pro-rated portion of his annual base salary.

(2)
Mr. Romanzi was promoted from Executive Vice President and Chief Operating Officer to President and Chief Executive Officer effective as of April 6, 2019. Mr. Romanzi Salary for 2019 is pro-rated based upon the period of time he served in each role. Mr. Romanzi served as our President and Chief Executive Officer until November 15, 2020 and pursuant to the separation agreement and general release that we entered into with Mr. Romanzi, his deemed termination date for compensation purposes was January 11, 2021. See footnote 9(B) below.

(3)
Mr. Fritz joined our company as Executive Vice President and Chief Supply Chain Officer in March 2019. Salary for 2019 reflects the pro-rated portion of his annual base salary.

(4)
For 2018, reflects special bonus awards approved in December 2018 and paid in March 2019 to our executive officers and certain members of senior management to recognize their significant contributions to the successful operation of Pirate Brands during our company's five years of ownership of Pirate Brands and to the successful completion of the Pirate Brands sale at a sale price more than double what our company paid for Pirate Brands in 2013.

(5)
The "stock awards" column sets forth, for a given year, (a) the aggregate grant date fair value of performance share LTIAs granted in that year reduced by the present value of expected dividends using the risk-free interest-rate (as the award holders are not entitled to dividends or dividend equivalents during the vesting period), and (b) the aggregate grant date fair value of restricted stock, if any, granted in that year, in each case computed in accordance with Financial Accounting Standards Board Accounting Standards Codification (FASB ASC) Topic 718 based upon, in the case of the performance share LTIAs, the probable outcome (as of the grant date) of the applicable performance conditions (i.e., the "target" value). The amounts reported in the "stock awards" column are generally consistent with the estimate of aggregate compensation expense expected to be recognized by B&G Foods for the named executive officers over the performance period determined as of the grant date under FASB Topic 718, excluding the effect of forfeitures. A discussion of the assumptions used in calculating the grant date fair value and estimate of aggregate compensation expense is set forth in Note 15 of the notes to our consolidated financial statements in our 2020 annual report.

As discussed, above, the amounts set forth in the "stock awards" column assume that performance share LTIAs will be earned at "target." The table below provides the value of the awards at date of grant (calculated in accordance with FASB ASC Topic 718 as set forth above), assuming that threshold, target and maximum performance goals were met. The table also sets forth the value of the restricted stock awards (calculated in accordance with FASB ASC Topic 718 as set forth above) reflected in the "stock awards" column.

		FASB ASC Topic 718 Values
		Performance Share LTIAs
					Restricted Stock
Name	Year	Threshold	Target	Maximum
David L. Wenner	2020	$—	$—	$—	$—
Kenneth G. Romanzi	2020	$321,196	$642,403	$1,284,806	$326,238
	2019	$446,843	$893,686	$1,787,372	$779,995
	2018	$144,172	$288,365	$576,730	$—
Bruce C. Wacha	2020	$96,138	$192,276	$384,552	$97,647
	2019	$133,741	$267,482	$534,965	$—
	2018	$89,131	$178,262	$356,965	$—
Scott E. Lerner	2020	$105,842	$211,683	$423,366	$107,498
	2019	$147,248	$294,495	$588,990	$—
	2018	$98,119	$196,259	$392,519	$—
Erich A. Fritz	2020	$90,041	$180,092	$360,184	$91,460
	2019	$125,260	$250,538	$501,076	$—
Jordan E. Greenberg	2020	$82,351	$164,713	$329,427	$83,639

The amounts listed in the "stock awards" column and in this footnote do not reflect the value of common stock actually received by the named executive officers, whether the named executive officer will actually realize a financial benefit from the awards, or the potential value to the named executive officer of the awards that may be earned. Whether, and to what extent, the named executive officers ultimately realize value will depend on many factors, including the actual performance of the company, the price of our common stock when and if shares are actually issued and the named executive officers' continued employment. For more details on performance share LTIA and restricted stock grants in 2020, see the Grants of Plan-Based Awards in Fiscal 2020 table below. Additional information regarding performance share LTIAs granted in 2019 and 2020 and restricted stock granted in 2020 that are still outstanding can be found in the table Outstanding Equity Awards at 2020 Fiscal-Year End table below.

(6)
The amounts shown in this column represent payments made under annual bonus plans. Annual bonuses listed in this column as being earned in 2020 were paid in March 2021. No annual bonus plan awards were earned by the named executive officers for fiscal 2018.

(7)
For 2018, the "option awards" column sets forth the aggregate grant date fair value of the stock option awards granted in that year, calculated in accordance with FASB ASC Topic 718. A discussion of the assumptions used in calculating the aggregate grant date fair value is set forth in Note 15 of the notes to our consolidated financial statements in our 2020 annual report. None of the named executive officers received stock option awards in 2019 or 2020.

(8)
Represents the aggregate change in pension value of the named executive officer's accumulated benefit under our defined benefit pension plan. In accordance with SEC rules, negative amounts have been reported as zero in this table. During fiscal 2018, the negative amount for Mr. Lerner was $10,849. For Mr. Wenner includes the change in value for the full year and not only the period of time he served as Interim President and Chief Executive Officer. Mr. Romanzi has forfeited his pension benefits because he failed to satisfy the five-year vesting requirement. See the pension benefits table on page 51 for additional information, including the present value assumptions used in this calculation. We do not have any non-qualified deferred compensation plans.

(9)
The following table describes each component of the "all other compensation" column. In accordance with SEC rules, the compensation in the table omits information regarding plans or arrangements such as group life, health, hospitalization and medical reimbursement plans that do not discriminate in scope, terms or operation, in favor of executive officers or directors of B&G Foods and that are available generally to all salaried employees.

Name	Year	Matching Contributions to 401(k) Plan	Automobile Allowance(A)	Cell Phone Allowance(A)	Relocation, Temporary Living and Travel Allowances	Post- Employment Compensation and Benefits(B)	Compensation for Services as a Director	Total
David L. Wenner	2020	$2,332	$1,153	$69	$—	$—	$213,736	$217,290
Kenneth G. Romanzi	2020	$8,550	$10,000	$1,560	$—	$1,662,784	$—	$1,682,894
	2019	$8,400	$10,000	$1,560	$—	$—	$—	$19,960
	2018	$8,250	$10,000	$1,560	$66,700	$—	$—	$86,510
Bruce C. Wacha	2020	$8,550	$10,000	$1,560	$—	$—	$—	$20,110
	2019	$8,400	$10,000	$1,560	$—	$—	$—	$19,960
	2018	$8,250	$10,000	$1,560	$—	$—	$—	$19,810
Scott E. Lerner	2020	$8,550	$10,000	$1,560	$—	$—	$—	$20,110
	2019	$8,400	$10,000	$1,560	$—	$—	$—	$19,960
	2018	$8,250	$10,000	$1,560	$—	$—	$—	$19,810
Erich A. Fritz	2020	$8,550	$10,000	$1,560	$—	$—	$—	$20,110
	2019	$8,400	$8,077	$1,260	$100,100	$—	$—	$117,837
Jordan E. Greenberg	2020	$8,550	$10,000	$1,560	$—	$—	$—	$20,110

(A)
The amounts shown reflect unrestricted automobile and cell phone allowances that are fully taxable to the officer.

(B)
Mr. Romanzi separated from our company on November 15, 2020. As previously disclosed, we entered into a separation agreement and general release with Mr. Romanzi pursuant to which he is receiving (1) salary continuation payments of $1,602,900, which reflects payment of 200% of his annual base salary for one year following his deemed termination date of January 11, 2021 (and which equates to his annual base salary for one year plus a target bonus), (2) continuation of healthcare and other insurance benefits for one year following his deemed termination date valued at $39,884, (3) continued car allowance payments of $10,000, and (3) career transition services valued at $10,000. The "all other compensation" total for Mr. Romanzi does not include the accelerated vesting on January 11, 2021 of Mr. Romanzi's remaining shares of unvested restricted stock (valued at $1,122,436 based on the closing price of our common stock on the January 11, 2021 vesting date). See footnote (5) to the Outstanding Equity Awards at 2020 Fiscal Year-End table below. However, the grant date fair values of those restricted stock awards to Mr. Romanzi are included in the "stock awards" column for fiscal 2019 and 2020.

Grants of Plan-Based Awards in Fiscal 2020

        The following table sets forth information about non-equity and equity awards granted to the named executive officers in fiscal 2020.

								All Other Stock Awards: Number of Shares of Stock or Units (#)
		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards				Grant Date Fair Value of Stock and Option Awards(3) ($)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (# of shares)	Target (# of shares)	Maximum (# of shares)
David L. Wenner(1)
Kenneth G. Romanzi
2020 Annual Bonus Plan(2)	N/A	$200,363	$801,450	$1,602,900
2020 - 2022 PS LTIAs	3/25/2020				29,658	59,317	118,634		$642,403	(4)
Restricted Stock	3/25/2020							19,772	$326,238	(5)
Bruce C. Wacha
2020 Annual Bonus Plan(2)	N/A	$67,468	$269,873	$539,746
2020 - 2022 PS LTIAs	3/25/2020				8,877	17,754	35,508		$192,276
Restricted Stock	3/25/2020							5,918	$97,647
Scott E. Lerner
2020 Annual Bonus Plan(2)	N/A	$74,279	$297,114	$594,228
2020 - 2022 PS LTIAs	3/25/2020				9,773	19,546	39,092		$211,683
Restricted Stock	3/25/2020							6,515	$107,498
Erich A. Fritz
2020 Annual Bonus Plan(2)	N/A	$63,191	$252,765	$505,530
2020 - 2022 PS LTIAs	3/25/2020				8,314	16,629	33,258		180,092
Restricted Stock	3/25/2020							5,543	$91,460
Jordan E. Greenberg
2020 Annual Bonus Plan(2)	N/A	$57,797	$231,188	$462,376	7,604	15,209	30,418
2020 - 2022 PS LTIAs	3/25/2020								$164,713
Restricted Stock	3/25/2020							5,069	$83,639

(1)
Mr. Wenner was appointed as Interim President and Chief Executive Officer on November 15, 2020 and is not a participant in our annual bonus plan or long-term incentive compensation program.

(2)
Shows the potential value of the payout for the named executive officer under our annual bonus plan for fiscal 2020 if the threshold, target or maximum adjusted EBITDA objective were satisfied. Participants in our annual bonus plan, including the named executive officers, are eligible to earn up to 25% of their target bonus based upon the achievement of individual objectives so long as the threshold company-wide performance objective is achieved. The potential payouts under our annual bonus plan are performance-driven and therefore completely at risk. As reflected in the non-equity incentive plan compensation column and the footnote thereto in the summary compensation table, the named executive officers who participated in the annual bonus plan received between 98.8% and 100% of maximum bonus awards under the annual bonus plan for fiscal 2020 and the awards were paid to the named executive officers in March 2021.

(3)
The values included in this column with respect to the performance share LTIAs reflect the grant date fair value of the performance share LTIAs reduced by the present value of expected dividends using the risk-free interest-rate (as the award holders are not entitled to dividends or dividend equivalents during the vesting period) computed in accordance with FASB ASC Topic 718 based upon the probable outcome (as of the grant date) of the applicable performance conditions.

The value included in this column for each restricted stock award reflects the aggregate grant date fair value of the award, regardless of when and how the award vests. The restricted stock awards vest one-third per year on March 25, 2021, March 25, 2022 and March 25, 2023.

The amounts reported in this column are generally consistent with the estimate of aggregate compensation expense expected to be recognized by B&G Foods for the named executive officers over the performance period, in the case of performance share LTIAs, and over the vesting period, in the case of restricted stock awards, in each case determined as of the grant date under FASB Topic 718, excluding the effect of forfeitures. A discussion of the assumptions used in calculating the grant date fair value and estimate of aggregate compensation expense is set forth in Note 15 of the notes to our consolidated financial statements in our 2020 annual report.

The amounts listed in this column do not reflect whether the named executive officer will actually realize a financial benefit from the awards, or the potential value to the named executive officer of the awards that may be earned. Whether, and to what extent, the named executive officers ultimately realize value will depend on many factors, including the actual performance of the company, the price of our common stock when and if shares are actually issued and the named executive officers' continued employment.

(4)
Pursuant to Mr. Romanzi's separation agreement and the terms of his 2020 to 2022 performance share LTIA award agreement, Mr. Romanzi has forfeited two-thirds of the 2020 to 2022 performance share LTIAs reflected in this table and remains entitled to a pro-rata award at the end of the 2020 to 2022 performance period for the remaining one-third, if the applicable performance goals are satisfied by our company.

(5)
Pursuant to Mr. Romanzi's separation agreement and the terms of his restricted stock award agreement, these shares of restricted stock vested on January 11, 2021. See footnote (5) to the Outstanding Equity Awards at 2020 Fiscal Year-End table below.

Outstanding Equity Awards at 2020 Fiscal Year-End

        The following table provides information on the outstanding equity awards held by the named executive officers as of January 2, 2021.

	Option Awards						Stock Awards(2)

Name	Number of Securities Underlying Options that are Exercisable	Number of Securities Underlying Options that are Unexercisable		Option Exercise Price ($)	Option Vesting Date	Option Expiration Date	Equity Incentive Plan Awards: Performance Period	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested ($)
David L. Wenner	17,648	—		$28.30	6/1/2019	6/1/2028
Kenneth G. Romanzi	—	37,627	(1)	$26.80	3/13/2021	3/13/2028	2019 to 2021	63,080	(3)(4)	$1,749,208
							2020 to 2022	39,544	(3)(4)	$1,096,555
								41,145	(5)	$1,140,951
Bruce C. Wacha	—	23,260		$26.80	3/13/2021	3/13/2028	2019 to 2021	28,320	(3)	$785,314
							2020 to 2022	35,508	(3)	$984,637
								5,918	(6)	$164,106
Scott E. Lerner	43,445	—		$30.94	12/11/2017	12/11/2024	2019 to 2021	31,180	(3)	$864,621
	10,359	—		$27.77	3/10/2018	3/10/2025	2020 to 2022	39,902	(3)	$1,084,021
	17,214	—		$34.00	3/15/2019	3/15/2026
	11,920	—		$41.60	3/14/2020	3/14/2027
	—	25,608		$26.80	3/13/2021	3/13/2028
								6,515	(6)	$180,661
Erich A. Fritz							2019 to 2021	6,631	(3)	$735,566
							2020 to 2021	8,315	(3)	$922,244
								5,543	(6)	$153,707
Jordan E. Greenberg	2,409	—		$27.77	3/10/2018	3/10/2025	2019 to 2021	24,262	(3)	$672,785
	5,272	—		$34.00	3/15/2019	3/15/2026	2020 to 2021	30,418	(3)	$843,491
	3,711	—		$41.60	3/14/2020	3/14/2027		5,069	(6)	$140,563
	—	7,896		$26.80	3/13/2021	3/13/2028

(1)
All of Mr. Romanzi's stock options terminated and were forfeited as of January 11, 2021.

(2)
Does not include shares of common stock for 2018 to 2020 performance share LTIAs, which had vested at the end of fiscal 2020 subject to confirmation by the compensation committee that the performance goal had been satisfied. Following such confirmation, shares of common stock for the 2018 to 2020 performance share LTIAs were paid in March 2021, and are reflected below in the Option Exercises and Stock Vested in Fiscal 2020 table.

(3)
In accordance with Instruction 3 to Regulation S-K Item 402(f)(2), reflects the number of shares of common stock each named executive officer would receive under each grant of the 2019 to 2021 and 2020 to 2022 performance shares LTIAs, assuming that the financial targets associated with the 2019 to 2021 performance share LTIAs and the 2020 to 2022 performance share LTIAs are each achieved at the maximum level (i.e., 200% of target), and the dollar value of those shares based on the closing market price of the company's common stock of $27.73 per share on December 31, 2020 (the last business day of fiscal 2020). The awards vest at the end of the applicable performance period, subject to confirmation by the compensation committee that the applicable performance goals have been satisfied.

As noted in the Compensation Discussion and Analysis section of this proxy statement, the number of shares that may be earned by each named executive officer from threshold to maximum is determined at the beginning of the performance period based upon the price of our common stock at the date of grant of the performance share LTIA. Therefore, the value of the award at the end of the performance period will depend not only upon the level at which the performance goals have been achieved but will also depend on the price of our common stock at the end of the performance period when the shares of common stock are actually issued to the participants.

(4)
For the 2019 to 2021 performance share LTIAs, represents two-thirds of the maximum amount of shares (i.e., 200% of target) Mr. Romanzi was initially eligible to receive. For the 2020 to 2022 performance share LTIAs, represents one-third of the maximum amount of shares (i.e., 200% of target) Mr. Romanzi was initially eligible to receive. Pursuant to Mr. Romanzi's separation agreement and the terms of his performance share LTIA award agreements, Mr. Romanzi is entitled to a pro-rata award at the end of each performance period if the applicable performance goals have been satisfied by our company.

(5)
Pursuant to Mr. Romanzi's separation agreement and the terms of his restricted stock award agreements, vesting was accelerated for Mr. Romanzi's remaining shares of unvested restricted stock. As a result, 41,145 shares of restricted stock (valued at $1,122,436 based on the closing price of our common stock on the vesting date) vested on January 11, 2021. Net of 14,988 shares withheld for taxes, Mr. Romanzi received 26,157 shares. The 41,145 shares of restricted stock had originally been scheduled to vest as follows: 6,590 shares on March 25, 2021, 10,686 shares on April 1, 2021, 6,591 shares on March 25, 2022, 10,687 shares on April 1, 2022 and 6,591 shares on March 25, 2023.

(6)
Reflects shares of restricted stock granted on March 25, 2020, one-third of which vest on each of March 25, 2021, March 25, 2022 and March 25, 2023.

Option Exercises and Stock Vested in Fiscal 2020

        The following table provides information on the value of stock awards that vested during fiscal 2020 for each of our named executive officers. No stock options were exercised by our named executive officers during fiscal 2020.

Name	Award Type	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting(3) ($)	Shares Withheld to Cover Tax Withholding (#)	Net Number of Shares Received (#)
David L. Wenner	—	—	—	—	—
Kenneth G. Romanzi	2018 - 2020 PS LTIAs(1)	13,377	$411,878	6,596	6,781
	Restricted Stock(2)	10,686	$187,867	3,660	7,026
Bruce C. Wacha	2018 - 2020 PS LTIAs(1)	8,269	$254,603	2,942	5,327
Scott E. Lerner	2018 - 2020 PS LTIAs(1)	9,104	$280,312	3,221	5,883
Erich A. Fritz	—	—	—	—	—
Jordan E. Greenberg	2018 - 2020 PS LTIAs(1)	2,806	$86,397	1,113	1,693

(1)
Reflects shares earned at 99.27% of target pursuant to 2018 to 2020 performance share LTIAs. The gross number of shares set forth in the third column had vested at the end of fiscal 2020 subject to confirmation by the compensation committee that the performance goals had been satisfied. Following such confirmation, the net number of shares set forth in the sixth column were issued in March 2021.

(2)
Reflects the vesting on April 1, 2020 of one-third of the total number of shares of restricted stock issued to Mr. Romanzi on April 1, 2019 in connection with his appointment as President and Chief Executive Officer.

Pursuant to Mr. Romanzi's separation agreement and the terms of his restricted stock award agreements, vesting was accelerated for Mr. Romanzi's remaining shares of restricted stock. As a result, 41,145 shares of restricted stock (valued at $1,122,436 based on the closing price of our common stock on the vesting date) vested on January 11, 2021. Net of 14,988 shares withheld for taxes, Mr. Romanzi received 26,157 shares.

(3)
Calculated based upon the gross number of shares acquired upon vesting (without taking into account shares withheld to cover taxes) and the closing price of our common stock on the vesting date.

Management Employment Agreements

        We have entered into employment agreements with each of our named executive officers other than Mr. Wenner. The employment agreements provide (or, in the case of Mr. Romanzi, who separated from our company, provided) that each executive's base salary as set forth above in the summary compensation table is subject to annual increases at the discretion of the compensation committee. Each executive is eligible to earn additional incentive compensation under our annual bonus plan and any other incentive compensation programs we provide. The employment agreements entitle each executive to (1) receive individual disability and life insurance coverage, (2) receive other executive benefits, including an automobile allowance and cell phone allowance, (3) participate in all employee benefits plans maintained by us for our employees and (4) receive other customary employee benefits.

        Each agreement is subject to automatic one-year extensions, unless earlier terminated. Each agreement may be terminated by the executive at any time for any reason, provided that he or she gives us 60 days advance written notice of his or her resignation, subject to special notice rules in certain instances, including a change in control or in the event that we substantially alter his or her duties so that he or she can no longer perform his or her duties in accordance with his or her agreement with us. Each agreement may also be terminated by us for any reason, including for "cause" (as defined in the employment agreements). We must give 60 days' advance written notice if the termination is without cause. During the executive officer's employment and for one year after his or her voluntary resignation or termination for cause, each executive officer has agreed that he or she will not be employed or otherwise engaged by any food manufacturer operating in the United States that directly competes with our business.

Severance Benefits

        Executive Severance Benefits.    To ensure that we are offering a competitive executive compensation program, we believe it is important to provide reasonable severance benefits to our executive officers. In the case of termination by us without cause, termination by us due to the executive officer's disability, death, or a resignation by the executive officer described above that is considered to be a termination by us without cause, each named executive officer's employment agreement provides (or in the case of Mr. Romanzi, provided) that he or she will receive the following severance benefits, in addition to accrued and unpaid compensation and benefits: (1) salary continuation payments for one year in an amount equal to 200% of his then current base salary in the case of Mr. Romanzi, and160% of his or her then current base salary in the case of each of the others, (2) continuation during the one-year severance period of medical, dental, life insurance and disability insurance for the named executive, his or her spouse and his or her dependents, or if the continuation of all or any of the such benefits is not available because of his or her status as a terminated employee, a payment equal to the market value of such excluded benefits, (3) if legally allowed, one additional year of service credit under our qualified defined benefit pension plan, and (4) outplacement services.

        If a named executive officer's employment with B&G Foods ends during a performance share LTIA performance period due to termination by B&G Foods without cause, there is no accelerated vesting of the performance share LTIAs and therefore the compensation a named executive officer received in respect of such performance share LTIAs is not included in the table below. Instead, after the performance period is completed, the named executive officer will be entitled to a pro rata portion of the number of performance shares, if any, he or she would have received had the named executive officer remained employed until the end of the performance period. The pro rata portion will be based on the number of full months in the performance period during which the named executive officer was employed as compared to the total number of months in the performance period.

        The estimated severance and other benefits for each named executive officer in the event of a termination by us without cause are set forth below. The amounts assume that the termination without cause was effective as of December 31, 2020 (the last business day of fiscal 2020) and thus are based upon amounts earned through such date and are only estimates of the amounts that would actually be paid to such named executive officers upon their termination.

Name	Continuation of Salary	Continuation of Health Care and Other Insurance Benefits	Estimated Present Value of Additional Pension Credits	Accelerated Vesting of Options(3)	Accelerated Vesting of Restricted Stock(4)	Total
David L. Wenner(1)	—	—	—	—	—	—
Kenneth G. Romanzi(2)	—	—	—	—	—	—
Bruce C. Wacha	$719,661	$34,797	$35,036	—	$164,106	$953,600
Scott E. Lerner	$792,304	$34,797	$33,501	—	$180,661	$1,041,263
Erich A. Fritz	$674,040	$27,758	$31,941	—	$153,707	$887,446
Jordan E. Greenberg	$616,501	$27,758	$37,603	—	$140,563	$822,425

(1)
Mr. Wenner does not have an agreement for severance benefits.

(2)
Mr. Romanzi separated from our company on November 15, 2020. Pursuant to the separation agreement and general release we entered into with Mr. Romanzi, Mr. Romanzi is receiving post-employment compensation and benefits for a period of one year commencing on January 11, 2021. See footnote (9) in the summary compensation table above and "Compensation Discussion and Analysis—Chief Executive Officer Compensation; CEO Transition" above for additional information.

(3)
No value is listed for accelerated vesting of options because all of the unvested options held by the named executive officers terminate and are forfeited in the event of a termination by us without cause.

(4)
Based upon the closing price of $27.73 per share of our company's common stock on December 31, 2020, the last business day of fiscal 2020.

        Change in Control Severance Benefits.    From time to time, we may explore potential transactions that could result in a change in control of our company. We believe that when a transaction is perceived as imminent, or is taking place, we should be able to receive and rely on the disinterested service of our executive officers, without them being distracted or concerned by the personal uncertainties and risks associated with such a situation. We further believe that our stockholders are best served if their interests are aligned with the interests of our executives, and providing change in control benefits should eliminate, or at least reduce, the reluctance of senior management to pursue potential transactions that may enhance the value of our stockholders' investments.

        The employment agreements of our named executive officers provide that the severance period set forth above will be increased to two years after his or her termination of employment if his or her termination is following a change in control.

        If an executive terminates his or her employment following a change in control the executive might become subject to an excise tax imposed under Section 4999 of the Internal Revenue Code. When a company reimburses an executive for the amount of that excise tax to put the executive in the same after-tax economic position that the executive would be in if the excise tax did not apply, it is known as an excise tax gross-up. Prior to 2014, our policy was to include excise tax gross-up provisions relating to changes in control in the employment agreements for our executive officers. In 2014, our compensation committee decided that excise tax gross-up provisions would no longer be included in any new employment agreements and would be removed from any grandfathered employment agreements upon any material amendment to such agreements. Of the named executive officers, during 2020 only Mr. Lerner had a grandfathered employment agreement that still contained an excise tax gross-up provision. In March 2020, Mr. Lerner voluntarily agreed to amend his employment agreement to remove the excise tax gross-up provision. Following the amendment to Mr. Lerner's employment agreement, we no longer have any employment agreements, grandfathered or otherwise, that require our company to pay an excise tax gross up.

        The estimated severance and other benefits for each named executive officer in the event of a change in control and termination of employment, and the potential tax obligations of the company for these benefits are set forth below. The amounts assume that the change of control and termination was effective as of December 31, 2020 (the last business day of fiscal 2020) and thus are based upon amounts earned through such date and are only estimates of the amounts that would actually be paid to such named executive officers upon their termination and the potential tax obligations of the company.

Name	Continuation of Salary	Continuation of Health Care and Other Insurance Benefits	Estimated Present Value of Additional Pension Credits	Accelerated Vesting of LTIAs(3)	Accelerated Vesting of Options(3)	Accelerated Vesting of Restricted Stock(3)	Gross-Up for Excise Taxes	Total
David L. Wenner(1)	—	—	—	—	—	—	—	—
Kenneth G. Romanzi(2)	—	—	—	—	—	—	—	—
Bruce C. Wacha	$1,439,322	$69,594	$70,073	$425,877	$21,632	$164,106	—	$2,190,603
Scott E. Lerner	$1,584,608	$69,594	$67,002	$468,859	$23,815	$180,661	—	$2,394,539
Erich A. Fritz	$1,348,080	$55,516	$63,883	$398,896	—	$153,707	—	$2,020,082
Jordan E. Greenberg	$1,233,002	$55,516	$75,208	$364,816	$7,343	$140,563	—	$1,876,448

(1)
Mr. Wenner does not have an agreement for change in control severance benefits.

(2)
Mr. Romanzi separated from our company on November 15, 2020 and is no longer eligible for change of control severance benefits.

(3)
Based upon the closing price of $27.73 per share of our company's common stock on December 31, 2020, the last business day of fiscal 2020.

        Release.    The obligation of B&G Foods to provide the salary continuation and other severance benefits described above is contingent upon and subject to the execution and delivery by the executive officer of a general release. The general release is required to provide that for and in consideration of the salary continuation and other severance benefits, the executive officer release any and all claims and rights ensuing from his or her employment with and termination from our company, which he or she may have against the company or any of our subsidiaries or other affiliates, and their respective directors, officers, employees and agents, arising from or related to his or her employment or termination.

401(k) Plan

        We maintain a tax-qualified defined contribution plan with a cash or deferred arrangement intended to qualify under Section 401(k) of the Internal Revenue Code. Our employees become eligible to participate in the plan upon completing three months of employment. Each participant in the plan may elect to defer, in the form of contributions to the plan, up to 75% of compensation that would otherwise be paid to the participant in the applicable year, which percentage may be increased or decreased by the administrative committee of the plan, but is otherwise not to exceed the statutorily prescribed annual limit ($19,500 in 2020 if the participant is under age 50, and $26,000 in 2020 if the participant is age 50 or over). We make a 50% matching contribution with respect to each participant's elective contributions up to six percent of such participant's compensation (provided that for fiscal 2020, matching contributions were based only on the first $285,000 of such participant's compensation). Matching contributions become fully vested after five years of employment with the company.

Pension Plan

        We maintain a qualified defined benefit pension plan for certain eligible salaried employees meeting minimum eligibility requirements in which each of our named executive officers participates. The pension plan is designed and administered to qualify under Section 401(a) of the Internal Revenue Code. The pension plan provides unreduced retirement benefits at age 62 based on the average of the five highest consecutive years of earnings in the last ten years. Benefits under the plan are calculated generally as the sum of 0.75% of final average earnings plus 1.15% of final average earnings in excess of a 35-year average Social Security taxable wage base multiplied by years of benefit service limited to 35 years. The compensation covered by the pension plan is W-2 earnings (excluding LTIAs) and any amounts contributed to any tax qualified profit sharing plan or cafeteria plan. As required by Section 401(a)(17) of the Internal Revenue Code, for 2020, benefits under the pension plan were based only on the first $285,000 of an employee's annual earnings. In certain cases, additional years of credited service may be granted as described above under "Management Employment Agreements—Severance Benefits." In most cases, employees are not entitled to a lump sum payment of the pension benefits. Upon retirement, the total amount of accumulated benefits is calculated as a monthly installment and is paid out over the remaining life of the employee (or if elected, over the lives of the employee and his or her beneficiary at a reduced monthly benefit). Effective January 1, 2020, newly hired employees, including newly hired executive officers, are no longer eligible to participate in this defined benefit pension plan.

Pension Benefits Table

Name	Number of Years of Credited Service	Present Value of Accumulated Benefit(1)	Payments During Last Fiscal Year(2)
David L. Wenner	25	$936,387	$58,800
Kenneth G. Romanzi(3)	—	$139,936	—
Bruce C. Wacha	3	$116,791	—
Scott E. Lerner	15	$516,474	—
Erich A. Fritz	1	$55,898	—
Jordan E. Greenberg	21	$802,207	—

(1)
The present value of the accumulated benefit as of the end of fiscal 2020 for each named executive officer reflects pension benefits payable at the earliest age the named executive officer may retire without significant benefit reductions, or current age, if later. The same assumptions used in Note 12 to B&G Foods' audited financial statements in the 2020 annual report are used in calculating the present value of accumulated pension benefits, including a discount rate of 2.43%. The present value of the accumulated benefit is also based upon post-retirement mortality rates in accordance with the PRI-2012 Mortality Tables and projected generationally with Scale MP-2020 and the single life annuity payment form (or actual elected form if in payment).

(2)
Mr. Wenner began receiving defined benefit pension plan payments following his retirement at the end of fiscal 2014.

(3)
Mr. Romanzi separated from our company effective November 15, 2020. Mr. Romanzi's pension benefits did not vest and were forfeited effective January 11, 2021.

Pay Ratio Disclosure

        As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, we are required to provide the ratio of the annual total compensation of our Chief Executive Officer to the annual total compensation of the median employee of the company. The pay ratio included in this information is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K.

        To identify our median employee we used the following methodology:

  •
  we collected the payroll data of all employees globally, whether employed on a full-time, part-time, temporary or seasonal basis, as of the end of fiscal 2020;

  •
  we applied an average exchange rate to convert all international currencies into U.S. dollars; and

  •
  we used total gross wages for fiscal 2020 as our consistently applied compensation measure and annualized the compensation of permanent full-time and part-time employees who were not employed by us for the entire calendar year (we did not annualize the compensation for temporary or seasonal employees and we did not make any full-time adjustments).

        Using this methodology, we determined that our median employee is a non-exempt, full-time hourly employee located in the United States with an annual total compensation of $42,319 for 2020, calculated in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K.

        For fiscal 2020, the total annual compensation for our Interim Chief Executive Officer, Mr. Wenner, was $370,536, as reported in the summary compensation included earlier in this proxy statement. Because Mr. Wenner was appointed Interim Chief Executive Officer effective November 15, 2020, we annualized all of the amounts included for Mr. Wenner in the summary compensation table and subtracted the amount included in the summary compensation table for his services as a non-employee director. Consistent with company policy, Mr. Wenner is not receiving compensation for his services as a director during his tenure as Interim Chief Executive Officer and therefore he would not have received such compensation for board service had he been serving as our Chief Executive Officer for the full year. Mr. Wenner's annualized total compensation for fiscal 2020 was $1,058,894.

        On the basis of the information set forth above, for 2020 the ratio of the annualized total compensation of Mr. Wenner to the annual total compensation of our median employee was 25 to 1. Given that Mr. Wenner, as Interim Chief Executive Officer, has chosen not to participate in our annual bonus plan and long-term incentive compensation program and did not receive any one-time awards upon becoming our Interim Chief Executive Officer, we anticipate that the ratio of the compensation of our Chief Executive Officer to that of our median employee will increase in next year's annual meeting proxy statement after we hire a new Chief Executive Officer.

        The pay ratio disclosure presented above is a reasonable estimate. Because the SEC rules for identifying the median employee and calculating the pay ratio allow companies to use different methodologies, exemptions, estimates and assumptions, the pay ratio disclosure may not be comparable to the pay ratio reported by other companies.

 PROPOSAL NO. 2—ADVISORY VOTE ON EXECUTIVE COMPENSATION

Introduction

        The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, or the Dodd-Frank Act, enables our stockholders to vote to approve, on an advisory (non-binding) basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with the SEC's rules.

        As described in detail under the heading "Compensation Discussion and Analysis," our executive compensation programs, which are guided by the principal of "pay for performance," are designed to attract, motivate, and retain our named executive officers, reinforce the execution of our business strategy and the achievement of our business objectives; and align the interests of our executive officers with the interests of our stockholders, with the ultimate objective of improving stockholder value. Under these programs, our named executive officers are rewarded for the achievement of annual and long-term goals and the realization of increased stockholder value. Please read the "Compensation Discussion and Analysis" beginning on page 29 for additional details about our executive compensation programs, including information about the fiscal 2020 compensation of our named executive officers.

        We believe that our compensation program has been instrumental in helping the company achieve strong financial performance and stockholder value. Therefore, we are asking our stockholders to indicate their support for our named executive officer compensation as described in this proxy statement. This proposal, commonly known as a "say on pay" proposal, gives our stockholders the opportunity to express their views on our named executive officers' compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this proxy statement.

        The say on pay vote is advisory, and therefore not binding on our company, the compensation committee or our board of directors. However, our board of directors and our compensation committee value the opinions of our stockholders and will consider the outcome of the vote and the concerns of our stockholders when making future decisions on the compensation of our named executive officers and our company's compensation principles, policies and procedures.

Required Vote

        Approval of this proposal requires the affirmative vote of a majority of the votes cast by the holders of the shares of common stock voting in person or by proxy at the annual meeting.

Recommendation of the Board of Directors

        The board of directors recommends that the stockholders vote "FOR" the proposal to approve, in an advisory manner, the compensation of our named executive officers, as disclosed in this proxy statement pursuant to the compensation disclosure rules of the SEC.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth information as of March 22, 2021 with respect to the beneficial ownership of our common stock, and shows the number of and percentage owned by:

  •
  each person or entity our company believes to be the beneficial owner of more than five percent of our common stock based solely on management's review of SEC filings;

  •
  each executive officer named in the summary compensation table;

  •
  each director; and

  •
  all of our current directors and executive officers as a group.

Unless otherwise specified, all shares are directly held.

        Beneficial ownership of shares is determined under the rules of the SEC and generally includes any shares over which a person exercises sole or shared voting or investment power. Except as indicated by footnote, and subject to applicable community property laws, each person identified in the table possesses sole voting and investment power with respect to all shares of stock held by such person. As of March 22, 2021, 64,726,192 shares of common stock were outstanding.

	Common Stock
Name of Beneficial Owner	Shares(1)	Percentage
BlackRock, Inc.(2)	9,590,629	14.8%
The Vanguard Group, Inc.(3)	7,502,637	11.6%
David L. Wenner(4)	762,408	1.2%
Kenneth G. Romanzi(5)	41,164	*
Bruce C. Wacha	32,220	*
Scott E. Lerner	196,057	*
Erich A. Fritz	5,543	*
Jordan E .Greenberg	37,112	*
DeAnn L. Brunts	27,650	*
Debra M. Chase	4,268	*
Charles F. Marcy(6)	54,332	*
Robert D. Mills	16,468	*
Dennis M. Mullen	46,478	*
Cheryl M. Palmer	23,948	*
Alfred Poe	75,126	*
Stephen C. Sherrill(7)	240,479	*
All current directors and executive officers as a group (15 persons)(8)	1,595,358	2.5%

*
Less than 1%

(1)
The shares reported in this column include the following shares subject to stock options that are currently exercisable or will become exercisable within 60 days after March 22, 2021: Mr. Wenner, 17,648 shares; Mr. Wacha, 23,260 shares; Mr. Lerner, 108,556 shares; Mr. Greenberg, 19,288 shares; Mr. Poe, 36,843 shares; Mr. Sherrill, 94,001 shares; and all current directors and executive officers as a group, 345,615 shares.

The shares reported in this column also include the following restricted stock granted on March 25, 2020, which vest one-third on each of March 25, 2021, March 25, 2022 and March 25, 2023: Mr. Wacha, 5,918 shares; Mr. Lerner, 6,515 shares; Mr. Fritz, 5,543 shares; Mr. Greenberg, 5,069 shares; and all current directors and executive officers as a group, 32,985 shares.

(2)
As reported in the Schedule 13G/A filed by BlackRock, Inc., a Delaware corporation, with the SEC on January 26, 2021. The address for BlackRock is 55 East 52nd Street, New York, NY 10055. BlackRock is the parent holding company or control person of the following entities that hold shares of our common stock: BlackRock (Netherlands) B.V., BlackRock Advisors, LLC, BlackRock Asset Management Canada Limited, BlackRock Asset Management Ireland Limited, BlackRock Asset Management Schweiz AG, BlackRock

  Financial Management, Inc., BlackRock Fund Advisors, BlackRock Institutional Trust Company, N.A., BlackRock Investment Management (Australia) Limited, BlackRock Investment Management (UK) Ltd, BlackRock Investment Management, LLC, BlackRock Fund Managers Ltd and BlackRock Life Limited. BlackRock, Inc. has the sole power to vote or to direct the vote of 9,507,557 shares, and the sole power to dispose or direct the disposition of 9,590,629 shares.

(3)
As reported in the Schedule 13G/A filed by The Vanguard Group, Inc., a Pennsylvania corporation, with the SEC on February 10, 2021. The address for The Vanguard Group is 100 Vanguard Blvd., Malvern, PA 19355. The Vanguard Group has the sole power to vote or to direct the vote of 0 shares, the sole power to dispose or direct the disposition of 7,302,459 shares, and the shared power to dispose or to direct the disposition of 200,178 shares.

(4)
Includes 12,600 shares owned by Mr. Wenner's wife. Also includes 1,000 shares owned by an adult child of Mr. Wenner who shares the same household; Mr. Wenner disclaims beneficial ownership of such shares.

(5)
Mr. Romanzi separated from our company on November 15, 2020. None of his shares are included under "All current directors and executive officers as a group."

(6)
Includes 14,884 shares owned by Mr. Marcy's wife.

(7)
Includes 20,000 shares owned by a private, charitable foundation as to which Mr. Sherrill shares voting and dispositive power. Mr. Sherrill does not have a pecuniary interest in the shares held by the foundation and therefore disclaims beneficial ownership of such shares.

(8)
See footnote (5) above.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Review and Approval of Related Party Transactions

        Our board of directors recognizes that transactions involving our company and related parties present heightened risk of potential or actual conflicts of interest which may interfere—or even appear to interfere—with the interests of our company. Therefore, it is the policy of our company (as set forth in our corporate governance guidelines) that an independent committee designated by the board shall review, approve or ratify any transaction with related parties required to be reported by our company under the applicable rules and regulations governing related party transactions promulgated by the SEC.

Fiscal 2020 Related Party Transactions

        There were no related party transactions in fiscal 2020 with any director or executive officer of B&G Foods or any other related person, as defined in Rule 404 under Regulation S-K promulgated under the Securities Act of 1933, as amended, and none is proposed.

REPORT OF THE AUDIT COMMITTEE

        Under the guidance of a written charter adopted by our board of directors, the audit committee oversees our management's conduct of the financial reporting process on behalf of the board of directors. A copy of the charter is available at https://www.bgfoods.com/investor-relations/governance/documents. The audit committee also appoints the independent registered public accounting firm to be retained to audit our company's consolidated financial statements and internal control over financial reporting, and once retained, the independent registered public accounting firm reports directly to the audit committee. The audit committee is responsible for pre-approving both audit and non-audit services to be provided by the independent registered public accounting firm. The audit committee's charter reflects the above-mentioned responsibilities, and the audit committee and the board of directors periodically review and revise the charter. The audit committee is comprised solely of directors who satisfy applicable independence and other requirements of the New York Stock Exchange and applicable securities laws.

        Management is responsible for our company's financial reporting process, including the system of internal controls, and for the preparation of consolidated financial statements in accordance with accounting principles generally accepted in the United States of America. Our company's independent registered public accounting firm is responsible for auditing those consolidated financial statements and expressing an opinion on the conformity of the consolidated financial statements with accounting principles generally accepted in the United States of America. In addition, our company's independent registered public accounting firm will express its own opinion on the effectiveness of the company's internal control over financial reporting based on criteria established in 2013 by the Committee of Sponsoring Organizations of the Treadway Commission. The audit committee's responsibility is to monitor and review these processes. It is not the audit committee's duty or responsibility to conduct auditing or accounting reviews.

        The audit committee meets at least four times annually, or more frequently as circumstances dictate. During fiscal 2020, the audit committee met six times. The audit committee also met with management periodically to consider the adequacy of our company's internal controls, and discussed these matters and the overall scope and plans for the audit of our company with our independent registered public accounting firm, KPMG LLP. The audit committee met with the independent registered public accounting firm, with and without management present, to discuss the results of its examination, its evaluation of the effectiveness of our internal control over financial reporting, and the overall quality of our financial reporting. The audit committee also discussed with senior management our company's disclosure controls and procedures and the certifications by our chief executive officer and chief financial officer, which are required by the SEC under the Sarbanes-Oxley Act of 2002 for certain of our company's filings with the SEC. The audit committee also met separately from time to time with our chief financial officer and with our general counsel, and at least quarterly, the audit committee met in executive session.

        In fulfilling its oversight responsibilities, the audit committee reviewed and discussed with management and the independent registered public accounting firm the audited consolidated financial statements in the annual report for the year ended January 2, 2021, management's assessment of the effectiveness of our company's internal control over financial reporting and the independent registered public accounting firm's evaluation of the effectiveness of our company's internal control over financial reporting as of January 2, 2021. The audit committee reviewed with the independent registered public accounting firm, who is responsible for expressing an opinion on the conformity of the consolidated financial statements with accounting principles generally accepted in the United States of America, its judgments as to the quality, not just the acceptability, of our company's accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements and such other matters as are required to be discussed with the audit committee under auditing standards of the Public Company Accounting Oversight Board (PCAOB). In addition, the audit committee has discussed with the independent registered public accounting firm its independence from our company and our management, including the matters in the written disclosures and letter which were received by the audit committee from the independent registered public accounting firm as required by the applicable requirements of the PCAOB, and considered the compatibility of non-audit services with KPMG LLP's independence.

        In reliance on the reviews and discussions referred to above, the audit committee recommended to the board of directors (and the board approved) that the audited consolidated financial statements be included in the Annual Report on Form 10-K for the fiscal year ended January 2, 2021 for filing with the SEC.

Audit Committee DeAnn L. Brunts, Chairperson Charles F. Marcy Dennis M. Mullen Alfred Poe

PROPOSAL NO. 3—APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM

Introduction

        The audit committee has appointed KPMG LLP as the independent registered public accounting firm to audit our consolidated financial statements and the effectiveness of our internal control over financial reporting for the fiscal year ending January 1, 2022.

        We are asking our stockholders to ratify the selection of KPMG as our independent registered public accounting firm. Although ratification is not required by our bylaws or otherwise, our board of directors is submitting the selection of KPMG to our stockholders for ratification as a matter of good corporate practice. If the selection is not ratified, the audit committee will consider whether it is appropriate to select another registered public accounting firm. Even if the selection is ratified, the audit committee in its discretion may select a different registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the company and our stockholders.

        One or more representatives of KPMG are expected to be present at the annual meeting. They will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate stockholder questions.

Independent Registered Public Accounting Firm Fees

        In addition to performing the audit of our consolidated financial statements and our internal control over financial reporting, KPMG has provided various other services during fiscal 2020 and 2019. The aggregate fees billed or expected to be billed for fiscal 2020 and 2019 for each of the following categories of services are as follows:

Type of Fees	Fiscal 2020	Fiscal 2019
Audit Fees	$2,303,160	$2,353,500
Audit-Related Fees	$365,000	$800,000
Tax Fees	$6,032	$18,425
All Other Fees	—	—

Total	$2,674,192	$3,171,925

        In accordance with the SEC's definitions and rules the terms in the above table have the following meanings:

        "Audit Fees" are the aggregate fees billed or expected to be billed for each of fiscal 2020 and 2019 for professional services rendered by KPMG for the audit of our consolidated financial statements included in our annual reports on Form 10-K and review of the unaudited consolidated financial statements included in our quarterly reports on Form 10-Q; for the audit of our internal control over financial reporting with the objective of obtaining reasonable assurance about whether effective internal control over financial reporting was maintained in all material respects; and for services that are normally provided by KPMG in connection with statutory and regulatory filings or engagements for fiscal 2020 and 2019. Audit fees for 2020 included fees billed for professional services rendered with respect to the Crisco acquisition, our enterprise resource planning (ERP) implementation and a statutory audit in Mexico. Audit fees for 2019 included fees billed for professional services rendered with respect to the Clabber Girl acquisition, consents, a comfort letter, our new ERP implementation, the implementation of a new lease standard and a statutory audit in Mexico.

        "Audit-Related Fees" are the aggregate fees billed in each of fiscal 2020 and 2019 for assurance and related services by KPMG that are reasonably related to the performance of the audit or review of our consolidated financial statements. Audit-related fees for 2020 and 2019, include fees relating to acquisition-related due diligence.

        "Tax Fees" are the aggregate fees billed in each of fiscal 2020 and 2019 for professional services rendered by KPMG for tax compliance, tax advice and tax planning. Tax fees for 2020 included fees billed for professional services rendered with respect to transfer pricing in Mexico. Tax fees for 2019 included fees billed for professional services rendered with respect to transfer pricing and tax compliance in Mexico.

        "All Other Fees" are the aggregate fees billed in each of fiscal 2020 and 2019 for products and services provided by KPMG not included in the first three categories. There were no such other fees for 2020 or 2019.

        The audit committee has reviewed summaries of the services provided by KPMG and the related fees, and the audit committee has determined that the provision of the non-audit services described above is compatible in maintaining the independence of KPMG.

        All of the services described above were pre-approved by our audit committee in accordance with its pre-approval policy. The audit committee pre-approval policy provides that all auditing services and all non-audit services to be provided by KPMG be pre-approved by the audit committee, provided that the audit committee shall not approve any prohibited non-audit services set forth in Section 10A(g) of the Exchange Act.

Required Vote

        Ratification of the appointment of our independent registered public accounting firm requires the affirmative vote of a majority of the votes cast by the holders of the shares of common stock voting in person or by proxy at the annual meeting.

Recommendation of the Board of Directors

        The board of directors recommends that the stockholders vote "FOR" the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending January 1, 2022.

OTHER MATTERS

        Our management is not aware of any other matters to be presented for action at the annual meeting; however, if any such matters are properly presented for action, it is the intention of the proxy appointees to vote in accordance with their best judgment on such matters.

ADDITIONAL INFORMATION

Stockholder Proposals for Inclusion in Our 2022 Annual Meeting Proxy Statement and Proxy Card

        Under the rules of the SEC, any stockholder proposal to be considered by us for inclusion in our 2022 proxy statement and form of proxy card for next year's annual meeting of stockholders, expected to be held in May 2022, must be received by our corporate secretary at our principal executive offices located at Four Gatehall Drive, Parsippany, NJ 07054, not later than December 1, 2021 (120 days prior to the first anniversary of this proxy statement). The SEC rules set forth standards as to what stockholder proposals are required to be included in a proxy statement.

        In addition, our bylaws establish an advance notice procedure with regard to stockholder proposals, including stockholder proposals not included in our proxy statement, to be brought before an annual meeting of stockholders. In general, notice must be received by our corporate secretary not less than 120 days nor more than 150 days prior to the first anniversary of this proxy statement and must contain specified information concerning the matters to be brought before the meeting and concerning the stockholder making the proposal. If no annual meeting was held in the previous year, notice must be received not less than 10 days following the earlier of the day on which notice of the meeting date was mailed and the public announcement of such meeting date. Therefore, to be presented at next year's annual meeting, stockholder proposals, whether or not submitted for consideration for inclusion in our proxy statement, must be received on or after November 1, 2021 but not later than December 1, 2021.

Householding

        Some brokers, banks and other nominee record holders may be participating in the practice of "householding" proxy statements and annual reports or notices of Internet availability of proxy materials, as applicable. This means that only one copy of such items may have been sent to multiple stockholders in your household. B&G Foods will promptly deliver a separate copy of these documents to you if you so request by writing or calling as follows: B&G Foods, Inc., Attention: Corporate Secretary, Four Gatehall Drive, Parsippany, NJ 07054; telephone, 973.401.6500. If you want to receive separate copies of the annual report and proxy statement or notice of Internet availability of proxy materials, as applicable, in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your broker, bank or other nominee record holder, or you may contact us at the above address and phone number.

By Order of the Board of Directors,

Scott E. Lerner Secretary

Parsippany, New Jersey
March 31, 2021

MMMMMMMMMMMM B&G Foods, Inc. C123456789 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000004 ENDORSEMENT_LINE______________ SACKPACK_____________ MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 Your vote matters – here’s how to vote! You may vote online or by phone instead of mailing this card. Online GIof ntoo welwewct.rinovneicstvoortviontge,.com/BGS or scan delete QR code and control # the QR code — login details are located in the shaded bar below. Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada Save paper, time and money! Sign up for electronic delivery at www.investorvote.com/BGS Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q + 1. Election of Directors (Proposal No. 1): For Against Abstain For Against Abstain For Against Abstain 01 - DeAnn L. Brunts 02 - Debra Martin Chase 03 - Charles F. Marcy 04 - Robert D. Mills 05 - Dennis M. Mullen 06 - Cheryl M. Palmer 07 - Alfred Poe 08 - Stephen C. Sherrill 09 - David L. Wenner For Against Abstain For Against Abstain 2. Approval, by non-binding advisory vote, of executive compensation (Proposal No. 2): 3. Ratification of appointment of KPMG LLP as independent registered public accounting firm (Proposal No. 3): 4. Other Matters: In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the Annual Meeting. Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. C 1234567890 J N T MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND + 9 2 B M 5 0 1 5 9 3 03FGHC MMMMMMMMM B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below. A Proposals — The Board of Directors recommends a vote FOR each of the nominees in Proposal No. 1 and FOR each of Proposal Nos. 2 & 3. 2021 Annual Meeting Proxy Card1234 5678 9012 345

The 2021 Annual Meeting of Stockholders of B&G Foods, Inc. will be held on Tuesday, May 18, 2021, 10:00 a.m., Eastern Time, virtually via the Internet at www.meetingcenter.io/247845970. To access the virtual meeting, you must have the information that is printed in the shaded bar located on the reverse side of this form. The password for this meeting is — BGS2021. Important notice regarding the Internet availability of proxy materials for the Annual Meeting. The Proxy Statement and the 2020 Annual Report to Stockholders are available at: http://materials.proxyvote.com/05508R q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q + Proxy for Annual Meeting of Stockholders — May 18, 2021 This Proxy is Solicited on Behalf of the Board of Directors The undersigned holder of Common Stock of B&G FOODS, INC., a Delaware corporation (the “Company”), does hereby constitute and appoint Bruce C. Wacha and Scott E. Lerner, or either one of them, with full power to act alone and to designate substitutes, the true and lawful proxies of the undersigned for and in the name and stead of the undersigned, to vote all shares of Common Stock of the Company which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders to be held virtually via the Internet at www.meetingcenter.io/247845970, on May 18, 2021 at 10:00 a.m., Eastern Time, and at any and all adjournments and postponements thereof (the “Annual Meeting”), on all matters that may come before such Annual Meeting. Said proxies are instructed to vote on the following matters in the manner herein specified. If this proxy is properly executed, the shares of Common Stock covered hereby will be voted as specified herein. If no specification is made, such shares will be voted “FOR” each of the nominees in Proposal No. 1 and “FOR” each of Proposal Nos. 2 & 3; and in the discretion of the persons named as proxies as to any other matter that may properly come before the Annual Meeting. The undersigned hereby revokes all previous proxies. (Continued and to be marked, dated and signed, on the other side) Change of Address — Please print new address below. Comments — Please print your comments below. + C Non-Voting Items Proxy — B&G Foods, Inc. Small steps make an impact. Help the environment by consenting to receive electronic delivery, sign up at www.investorvote.com/BGS